UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant ☒      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

Fluence Energy, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

January 27, 2023

To our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Fluence Energy, Inc., which will be held on Monday, March 20, 2023, beginning at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent holders of record of our common stock (composed of Class A common stock, Class B-1 common stock, and Class B-2 common stock) at the close of business on January 23, 2023 a Notice of Internet Availability of Proxy Materials.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Your vote is important to us regardless of the number of shares that you hold. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/FLNC2023.

On behalf of the Fluence Board of Directors and management, it is my pleasure to express our sincere appreciation for your continued support.

Herman Bulls
Chairperson of the Board of Directors

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 20, 2023
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fluence Energy, Inc., a Delaware corporation (the “Company”), will be held on Monday, March 20, 2023, at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2023. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers About the Annual Meeting, Proxy Materials and Voting — How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:
1.to elect the following twelve (12) directors to hold office until the Company’s 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified: Cynthia Arnold, Herman Bulls, Emma Falck, Ricardo Falu, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, Axel Meier, Tish Mendoza, Julian Nebreda, John Christopher Shelton, and Simon James Smith;
2.to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023; and
3.to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on January 23, 2023 are entitled to notice of and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a purpose germane to the meeting for a period of ten days before the Annual Meeting at the Company’s principal place of business, located at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Francis A. Fuselier
SVP, General Counsel and Secretary
Arlington, Virginia
January 27, 2023

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about January 27, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 20, 2023
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended September 30, 2022 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Fluence Energy, Inc. (the “Company,” “Fluence,” “we,” “us,” or “our”), in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about January 27, 2023.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY, MARCH 20, 2023
On or about January 27, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice and Access Card"), containing instructions on how to access our Proxy Statement and our Annual Report. The Notice and Access Card provides instructions on how to vote via the Internet, by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The Proxy Statement and Annual Report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice and Access Card or proxy card.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY MATERIALS AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Monday, March 20, 2023 at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on January 23, 2023 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1: Election of the twelve (12) director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
We know of no other matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any continuation, adjournment, or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rules that permit public companies to furnish proxy materials to stockholders over the Internet. The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. On or about January 27, 2023, we will begin mailing the Notice and Access Card and making available to stockholders these proxy materials and the proxy card. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the Record Date, there were 116,147,078 shares of our Class A common stock and 58,586,695 shares of Class B-1 common stock issued and outstanding and entitled to vote. As of the Record Date, there were no shares of our Class B-2 common stock issued and outstanding and entitled to vote. We refer to the Class A common stock, Class B-1 common stock, and Class B-2 common stock together as our “Common Stock.” Each share of Class A common stock is entitled to one vote, each share of Class B-1 common stock is entitled to five votes, and each share of Class B-2 common stock is entitled to one vote. Each outstanding share of Class B-1 common stock will convert into one share of Class B-2 common stock at the option of such holder of Class B-1 common stock or automatically upon certain events described in our amended and restated certificate of incorporation, as further amended (the "Certificate of Incorporation"). Holders of shares of our Class B-1 common stock and Class B-2 common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our Certificate of Incorporation or as otherwise required by applicable law or our Certificate of Incorporation.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker, or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker, or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote present in person or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Notice and Access Card or proxy card; or
•by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 19, 2023.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/FLNC2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the Internet shall be posted at www.virtualshareholdermeeting.com/FLNC2023.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/FLNC2023 on the day of the Annual Meeting.
•Webcast starts at 10:00 a.m., Eastern Time.
•You will need your 16-digit control number to enter the Annual Meeting.
•Stockholders may submit questions while attending the Annual Meeting via the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company;
•related to any pending, threatened, or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located at www.virtualshareholdermeeting.com/FLNC2023 on the date of the Annual Meeting.
How does the Board recommend that I vote?
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the nominees to the Board set forth in this Proxy Statement.
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the twelve nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(3)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Fluence Board. The Board’s recommendations are indicated in the question above titled "How does the Board recommend that I vote?", as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
As the independent inspector of election, Broadridge will determine whether a quorum is present at the Annual Meeting. Broadridge will treat instructions to withhold authority, abstentions, and broker non-votes as present for purposes of determining the presence of a quorum.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone, or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than 6:00 p.m., Eastern Time on Friday, March 17, 2023;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on Sunday, March 19, 2023;
•submitting a properly signed proxy card with a later date that is received no later than 6:00 p.m., Eastern Time on Friday, March 17, 2023; or
•voting online at the Annual Meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker, or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?
Fluence will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. It also reduces the environmental impact of our Annual Meeting.
What does being an “emerging growth company” mean?
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•reduced obligations with respect to financial data, including presenting only three years of audited financial statements and only three years of selected financial data;
•an exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
•reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements, and registration statements; and
•exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.
Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering, or our IPO; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced reporting burdens.
PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board is currently composed of twelve members. The Board, upon the recommendation of the Nominating and Corporate Governance Committee and pursuant to the director appointment rights of each of the Continuing Equity Owners (as defined herein) under the terms of the Stockholders Agreement (as defined herein), has nominated the following twelve (12) director nominees (together, the "Director Nominee s") to stand for election to the Board for a one-year term: Cynthia Arnold, Herman Bulls, Emma Falck, Ricardo Falu, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, Axel Meier, Tish Mendoza, Julian Nebreda, John Christopher Shelton, and Simon James Smith. Each of the Director Nominees is a current director of the Company. If elected by the stockholders at the Annual Meeting, each of the Director Nominees will serve for a term expiring at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation, or removal.
Each Director Nominee has agreed to serve if elected, and management has no reason to believe that any Director Nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any Director Nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this Director Nominee will be voted for a substitute nominee as selected by the Board, subject to the terms of the Stockholders Agreement. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.

When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience; an appropriate level of understanding of our business and its industry and other industries relevant to our business; skills relevant to the size and nature of our business; broad-based business acumen; personal and professional integrity; the ability and willingness to devote adequate time to the work of our Board and its committees, as applicable; and the ability to represent the interests of all of our stockholders. The information presented below regarding each Director Nominee also sets forth specific experience, qualifications, attributes, and skills that led our Board to the conclusion that such individual should serve as a director in light of our business and structure.
Proposal No. 1 requires the approval of a plurality of the votes cast. This means that the twelve Director Nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
The Board of Directors unanimously recommends a vote FOR the election of each of the Director Nominees to the Board of Directors to hold office under the 2024 Annual Meeting and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, or removal.
Information About Director Nominees
The following pages contain certain biographical information as of January 23, 2023 for each Director Nominee, each of whom is a current director, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the Director Nominee currently serves as a director or has served as a director during the past five years.

Name		Age	Current Position(s)
Cynthia Arnold		65	Director, Chairperson of Compensation and Human Resources Committee and Member of Audit Committee and Nominating and Corporate Governance Committee
Herman Bulls		66	Chairperson of the Board of Directors, Chairperson of Nominating and Corporate Governance Committee and Member of Audit Committee
Emma Falck		45	Director
Ricardo Falu		43	Director
Elizabeth Fessenden		67	Director, Chairperson of Audit Committee and Member of Compensation and Human Resources Committee
Harald von Heynitz		62	Director, Member of Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee
Barbara Humpton		62	Director, Member of Compensation and Human Resources Committee
Axel Meier		59	Director, Member of Nominating and Corporate Governance Committee
Tish Mendoza		47	Director, Member of Compensation and Human Resources Committee and Nominating and Corporate Governance Committee
Julian Nebreda	J	56	President, Chief Executive Officer, and Director
John Christopher Shelton		51	Director
Simon James Smith		49	Director

Cynthia Arnold has served as a member of our Board of Directors since October 2021. Dr. Arnold is an experienced technology expert who previously served as a consultant and on the Materials Advisory Board of Carbon 3D from November 2017 through May 2021. She also previously served as the Chief Technology Officer for Valspar Corporation from 2011 to July 2017, leading its global technology activities. Dr. Arnold was previously with Sun Chemical Corporation where she served as Chief Technology Officer from 2004 to 2011. Prior to Sun Chemical, she served as Vice President, Technology, Coatings Adhesives and Specialties, for Eastman Chemical Company from 2003 to 2004 and in R&D and business leadership positions with General Electric from 1994 to 2003. Dr. Arnold was a Sloan Executive Science and Engineering Fellow in the White House Office of Science and Technology Policy.
She has served on the boards of Cabot Corporation since January 2018, Milliken & Company since April 2019, and Citrine Informatics since January 2019. Dr. Arnold current sits on the External Advisor Board of the University of Minnesota Department of Chemical Engineering and Materials Science. Dr. Arnold previously sat on the board of directors of Avantium NL, a Dutch leading technology company in renewable chemistry, from September 2020 to December 2021. Dr. Arnold holds a doctorate in materials science and engineering from Virginia Polytechnic Institute and State University, and a Master of Business Administration and Management and a bachelor’s of science in chemical engineering degree from the University of California, Berkeley.
We believe Dr. Arnold is qualified to serve on our Board of Directors due to her leadership experience and her expertise and dedication to renewable energy and technology.

Herman Bulls has served as the Chairman of our Board of Directors since October 2021. He has spent over thirty years at Jones Lang LaSalle (JLL), currently serving as Vice Chairman, Americas, and International Director and founder of JLL’s Public Institutions business unit, which specializes in delivering comprehensive real estate solutions to nonprofit organizations, higher education institutions, and governments at the federal, state, and local levels. A thought leader and strategic advisor, Mr. Bulls guides the firm and senior executive clients on issues related to real estate occupancy, the environment, corporate governance, and social trends. Additionally, Mr. Bulls previously co-founded and served as President and Chief Executive Officer of Bulls Capital Partners, a multi-family financing company, and founded Bulls Advisory Group, LLC, a management and real estate advisory firm. Prior to joining JLL, Mr. Bulls completed nearly twelve years of active-duty service with the United States Army. He retired as a Colonel in the U.S. Army Reserves in 2008 and received the Legion of Merit award for his leadership and strategic thinking skills. In November 2021, Mr. Bulls was appointed by the United States Department of Defense to the Defense Policy Board, which provides the Secretary of Defense and the Deputy Secretary of Defense advice and opinions concerning matters of defense policy.
Mr. Bulls has served on the board of directors for Host Hotels and Resorts, Inc. since June 2021, USAA since 2010, Comfort Systems USA, Inc. since 2001, Collegis Education since September 2020, American Red Cross since September 2016, New York State Teachers' Retirement System since May 2000, and the West Point Association of Graduates since 1996. He served on the board of American Campus Communities, Inc. from January 2021 through August 2022. He holds a Master of Business Administration from Harvard Business School and a bachelor’s degree in engineering from the United States Military Academy at West Point.
We believe Mr. Bulls is qualified to serve on our Board of Directors due to his leadership and board oversight experience, financial expertise, and dedication to sustainability.

Emma Falck has served as a member of our Board of Directors since September 2021. Ms. Falck has served as Head of Strategy of Smart Infrastructure at Siemens since September 2020. She also served as a Managing Director and Partner at the Boston Consulting Group from May 2017 to August 2020, Vice President, Greater China Area New Equipment, and China Frontline Product Strategy and Marketing for the KONE Corporation from 2015 to April 2017. At KONE, Ms. Falck also served as Director, Greater China Area New Equipment, and China Frontline Product Strategy and Marketing from 2014 to 2015 and Director of Strategy Development from 2012 to 2014. She holds a Master of Science degree in engineering physics and a Doctor of Science degree in computational physics from Aalto University.
Ms. Falck is qualified to serve on our Board of Directors from her extensive experience in leading operations globally at both Siemens and KONE, and her expertise and dedication to smart infrastructure, the energy industry, emerging markets, and product strategy.

Ricardo Falu has served as a member of our Board since September 2022. He has served as Senior Vice President and Chief Strategy and Commercial Officer for The AES Corporation ("AES") since August 2022. Prior to this role, he served as the Chief Executive Officer of AES Andes from April 2018 through August 2022 and as Chief Financial Officer from November 2014 through April 2018. Mr. Falu joined AES in 2003, and since that time, he also served as Chief Financial Officer for AES businesses in the Andes and in Mexico, Central America and the Caribbean regions.

He sits on the board of AES Andes, a public company in Chile, beginning in August 2022. Mr. Faul is a National Public Accountant as certified by the Universidad Nacional de Salta in Argentina and graduated summa cum laude with an Executive MBA from IAE Business School. He continued his education through executive financial, business, and administration programs at Darden Business School, The Wharton School and Harvard Business School.

Mr. Falu is qualified to serve on our Board due to his substantial executive experience in leading long term strategy on energy transitions in his various roles at AES and a broad knowledge of corporate finance, strategic planning, operations, and investor relations; he also has knowledge of and experience with complex financial and accounting functions and internal controls.

Elizabeth Fessenden has served as a member of our Board of Directors since October 2021. Ms. Fessenden is a strategic leader with demonstrated success in profit and loss management from over twenty-five years as a senior executive with Fortune 100 global industrial manufacturing company, Alcoa Inc., and private equity firm American Capital. At American Capital, Ms. Fessenden served as Principal, Operations Team from 2005 to 2007. At Alcoa Inc., Ms. Fessenden served as President, Flexible Packaging, from 2002 to 2005, President, Primary Metals Allied Businesses from 2000 to 2002, Director, Executive Staffing and Leadership Development from 1998 to 2000, and Smelting Plant Manager from 1994 to 1998.
Ms. Fessenden has extensive experience as a board director and leader for public and private companies including experience as chair of Compensation, Governance, Audit, and CEO Search committees. She has served as a member of the board of directors at Alpha Metallugical Resources since February 2021, Ampco-Pittsburgh Corporation since August 2017, and Plan International USA since November 2017. She previously served on the board of directors of Meritor, Inc. from June 2021 through August 2022, when it was acquired by Cummins, Inc. She also currently serves as an emeritus trustee for the Clarkson University Board of Trustees. She holds a Master of Business Administration, master’s degree in systems engineering, and bachelor’s degree in electrical engineering from Clarkson University.
We believe Ms. Fessenden is qualified to serve on our Board of Directors due to her leadership and public board experience, her financial and operations acumen, and her commitment to clean energy technology.

Harald von Heynitz has served as a member of our Board of Directors since October 2021. Mr. von Heynitz is a senior accountant and auditor certified in Germany and the United States with extensive experience in accounting, auditing, financial, and business advisory. He has been registered in his own practice since January 2020, and started as a member of management of WTS Advisory Steuerberatungsgesellschaft mbH in March 2020. Mr. von Heynitz worked for KPMG International Limited ("KPMG") in Munich and New York for thirty-three years beginning in January 1987 and ending in December 2019. He became a partner in 1999 and served as Audit Lead Partner and/or Global Client Lead Partner at large publicly listed companies including Siemens, Airbus Group, and Linde. During the last fifteen years of his time with KPMG, he held different leadership positions within KPMG, including serving as the Partner in charge of the Audit function for Southern Germany from 2004 to 2007 and member of the KPMG Europe LLP Board from 2007 until 2012.
Mr. von Heynitz has served as a director for Siemens Gamesa Renewable Energy SA since February 2020 and currently serves as the chairman of their Audit, Compliance and Related Party Transactions Committee and their Committee of Independent Directors and Member of the Appointments and Remunerations Committee. He graduated with a degree in business administration from the University of Munich and has been certified as a tax consultant and certified public accountant in Germany for more than twenty-five years. He has been a member of the AICPA since 1997.
We believe Mr. von Heynitz is qualified to serve on our Board of Directors due to his leadership experience and financial expertise.

Barbara Humpton has served as a member of our Board of Directors since September 2021. She has served as President and Chief Executive Officer of Siemens Corporation, the largest subsidiary of Siemens AG, since June 2018, where she leads strategy, operations, and services in the United States in the areas of electrification, automation, and digitalization. Previously, Ms. Humpton spent 2015 to 2018 as President and Chief Executive Officer of Siemens Government Technologies, Inc. ("SGT") and spent 2011 to 2015 as Senior Vice President and Chief Operating Officer of SGT. Prior to joining Siemens in 2011, she served as a Vice President at Booz Allen Hamilton where she was responsible for program performance and new business development for technology consulting in the U.S. Department of Justice and U.S. Department of Homeland Security. She also previously served as Vice President at Lockheed Martin Corporation from 2008 to 2010, where she was responsible for biometrics programs, border and transportation security, and critical infrastructure protection.
Ms. Humpton has sat on the board of directors of Triumph Group, Inc. since September 2019. Ms. Humpton also currently sits on the boards of the Center for Strategic and Budgetary Assessments, Economic Club of Washington, DC, and Chief Executives for Corporate Purpose. Ms. Humpton holds a bachelor of science degree in mathematics from Wake Forest University.
We believe Ms. Humpton is qualified to serve on our Board of Directors due to her experience leading and managing large and complex businesses and her expertise in the energy industry, including innovative product, technologies, and services programs.

Axel Meier is a member of our Board of Directors and had served as a member of the board of directors of Fluence Energy, LLC since January 2020. Since April 2019, Mr. Meier has served as Chief Financial Officer of Siemens Smart Infrastructure. From 2015 until starting his current role, Mr. Meier was the Chief Financial Officer of Siemens Building Technologies. He started his career at Siemens Germany in 1988 with increasing responsibilities in businesses pertaining to communications, industry, and infrastructure.
He currently sits on the board of directors of SGT. Mr. Meier graduated from the University of Siegen in Germany with a degree in financial business management.
We believe Mr. Meier is qualified to serve on our Board of Directors due to his financial acumen and extensive international experience creating value for businesses and shareholders.

Tish Mendoza has served as a member of our Board since August 2022. She has served as Executive Vice President and Chief Human Resources Officer at AES since 2015. Prior to this role, she served as Senior Vice President and Chief Human Resources Officer at AES from 2012 to 2015.
Ms. Mendoza currently sits on the board of IPALCO Enterprises, Inc. and The Dayton Power & Light Company, both private, indirect subsidiaries of AES. Ms. Mendoza studied management, leadership, organizational development and human resources through programs at Villanova University, Strayer University, University of Maryland University College and University of Virginia’s Darden School of Business. She has earned various certificates in business management, leadership and a bachelor’s degree in business administration and human resources.
We believe that Ms. Mendoza is qualified to sit on our Board due to her track record of holistic transformations on companies' cultures, communication strategies, and talent development programs.

Julian Nebreda has served as President and Chief Executive Officer of Fluence since September 1, 2022 and as a member of our Board of Directors since September 2021. Prior to joining Fluence as Chief Executive Officer and President, Mr. Nebreda served as Executive Vice President and President of US & Global Business Lines for AES from January 2022 through August 2022. In this role, Mr. Nebreda was responsible for AES’ renewables’ growth in the US through its clean energy business, which included development and implementation of robust supply chain strategies. He previously served as President of AES' South America Strategic Business Unit (SBU) from October 2018 to January 2022. From April 2016 to October 2018, Mr. Nebreda served as President of AES' Brazil SBU and President of the AES Europe SBU from 2009 to April 2016. Prior to that, Mr. Nebreda held several senior positions with AES beginning in 2005.
Mr. Nebreda also previously served as Chairman of the Board of AES Andes and AES Brasil, publicly listed companies in Chile and Brazil, respectively. Mr. Nebreda earned a law degree from Universidad Católica Andrés Bello in Caracas, Venezuela. He also earned a Master of Laws in common law with a Fulbright fellowship and a Master of Laws in securities and financial regulations, both from Georgetown University.
We believe Mr. Nebreda is qualified to serve on our Board due to his years of senior leadership experience in the energy sector, his experience in driving transformational change, and extensive knowledge and background in renewables growth. In addition, as the only management representative on our Board, Mr. Nebreda provides a unique perspective in Board discussions about the business and strategic direction of the Company.

John Christopher Shelton is a member of our Board of Directors and had served as a member of the board of directors of Fluence Energy, LLC since January 2018. Mr. Shelton currently serves as Senior Vice President and Chief Product Officer of AES and President of AES Next, the strategic venture arm of AES. He began his tenure at AES in 1994, previously serving as President of AES Energy Storage, Vice President of New Energy Solutions, and as Chief Technology Innovation Officer.
Mr. Shelton currently serves on the board of directors of Uplight, a privately held software-as-service customer platform for utilities, and 5B Holdings Pty Ltd. Mr. Shelton served as Chairman of the Board of the Electricity Storage Association from 2011 to 2013. Mr. Shelton is listed as an inventor on 16 patents, 8 of which are grid energy storage related. Mr. Shelton holds a B.S. from Indiana University of Pennsylvania and executive certificates in Strategy and Innovation from The Sloan School of Management at MIT and Organizational Leadership from The McDonough School of Business at Georgetown University.
We believe Mr. Shelton is qualified to serve on our Board of Directors due to his experience in inventing, commercializing, and scaling lithium-ion battery solutions for the electric grid and his broader experience in commercializing renewable energy and digital innovations.

Simon James Smith is a member of our Board of Directors and had served as a member of the board of directors of Fluence Energy, LLC since June 2021. Mr. Smith has worked for Qatar Investment Authority, the Sovereign Wealth Fund of Qatar, since 2012. He is an Industrials Director covering a global portfolio of public and private investments. Prior to joining Qatar Investment Authority, Mr. Smith spent 10 years working in equity research, as the sector head of European Capital Goods at Credit Suisse, and at Citigroup covering the Capital Goods and Transportation sectors. He additionally worked for a number of investment firms in London at the beginning of his career.
Mr. Smith currently sits on the board of directors of Advanced Integration Technology. Mr. Smith graduated from the University of Bristol with a BSc in Mathematics and has a Masters in Finance with distinction from London Business School.
We believe Mr. Smith is qualified to serve on our Board of Directors due to his experience investing in high growth companies across the spectrum of ‘green’ technology and his experience working with the management and boards of public and private companies.

Director Skills

In fiscal year 2022, the Nominating and Corporate Governance Committee reviewed and evaluated the key skills, qualifications, and attributes for potential Board members. The below table depict a snapshot of such skills, qualifications, and attributes.

2022 Board Skills Snapshot
•Global Citizenship	•Global Experience
•ESG	•Emerging Greentech
•Public Company Governance	•Experience as a C-Suite Leader with Strategy Focus
•Data Analytics	•Operational Business Experience
•M&A Transactions	•Disruption & Innovation
•Talent Management & Human Capital
Board Diversity Matrix as of January 27, 2023
The matrix below, as required by Nasdaq rules, sets forth the self-identified gender identity and demographic diversity attributes of each of our directors as of January 27, 2023. Please see “Information About Director Nominees” above, for biographical information on each of our directors.

Total Number of Directors	12
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	6	—	1
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	2	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	4	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Compensation of Directors

Non-Employee Independent Director Compensation Policy
We adopted our initial Non-Employee Independent Director Compensation Policy at the time of our IPO in October 2021. Under the initial Non-Employee Independent Director Compensation Policy, each non-employee independent director was entitled to an annual director fee of $50,000 as well as an additional annual fee of $25,000 for service as our board chairperson and $10,000 for service as the chairperson of our Audit Committee, Compensation and Human Resources Committee, or Nominating and Corporate Governance Committee, each earned on a quarterly basis; provided, that the cash retainers for the directors for the first fiscal quarter of 2022 were pro-rated from the time of the IPO through December 31, 2021. Each non-employee independent director also received (a) a restricted stock unit award with a grant date value of $124,985 in connection with the IPO, which vested in full on October 28, 2022, the one-year anniversary of the IPO, and (b) an additional restricted stock unit award with a grant date value of $100,000 on the date of our annual meeting of stockholders in March 2022, which will vest in full on the earlier of (i) the day immediately preceding the date of our annual stockholder meeting in 2023 and (ii) the first anniversary of the date of grant, subject to the non-employee independent director continuing in service through the applicable vesting date. In addition, under our initial Non-Employee Independent Director Compensation Policy, in any fiscal year in which a non-employee independent director would have been elected to the Board, such non-employee independent director would have been entitled to receive a restricted stock unit award with a grant date value of $100,000, prorated for the number of days such non-employee independent director served on the Board during the initial year of service (the “Initial Award”). No Initial Awards were granted in fiscal year 2022.
Following consultation with our independent compensation consultant and review of similar policies of peer companies, the Board amended the Non-Employee Independent Director Compensation Policy, effective October 1, 2022. The amended Non-Employee Independent Director Compensation Policy provides for an annual director fee of $60,000 as well as an additional annual fee of $35,000 for service as our board chairperson, $15,000 for service as the chairperson of our Audit Committee and $10,000 for service as the chairperson of the Compensation and Human Resources Committee or Nominating and Corporate Governance Committee, each earned on a quarterly basis. In the fiscal year in which a non-employee independent director is elected to the Board, such non-employee independent director is entitled to receive a restricted stock unit award with a grant date value of $170,000, prorated for the number of days such non-employee independent director serves on the Board during the initial year of service (the “Amended Initial Award”). Under the revised policy, each non-employee independent director also receives an annual equity award with a grant date value of $170,000 (the “Amended Annual Award”). The Amended Initial Awards and the Amended Annual Awards will each vest in full on the first anniversary of the date of grant, subject to the non-employee independent director continuing in service through the applicable vesting date. All outstanding director equity awards are subject to accelerated vesting upon a change in control (as defined in the 2021 Incentive Award Plan).

Fiscal 2022 Director Compensation Table

The following table sets forth information regarding the total compensation earned for service on our Board during the fiscal year ended September 30, 2022 by our non-employee independent directors. Messrs. Perez Dubuc and Nebreda did not receive any additional compensation for their service on the Board during the time that they each respectively spent as the Chief Executive Officer of the Company during the fiscal year ended September 30, 2022. Messrs. Perez Dubuc and Nebreda’s respective compensation for the fiscal year ended September 30, 2022 is set forth under “Executive Compensation—Summary Compensation Table." The non-employee directors who were nominated by AES Related Parties, Siemens Related Parties, and QIA Related Parties (all as defined herein) did not receive any compensation with respect to the fiscal year ended September 30, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Cynthia Arnold	55,598	224,988	—	280,586
Herman Bulls	78,764	224,988	—	303,752
Elizabeth Fessenden	55,598	224,988	—	280,586
Harald von Heynitz	46,332	224,988	—	271,320
(1) The amount in this column reflects the grant date fair value of restricted stock units as determined in accordance with FASB ASC Topic 718. The amount includes both the grant date fair value of restricted stock units awarded to the non-employee independent directors as part of the IPO and the fiscal year 2022 annual awards. Assumptions used in the calculation of these amounts are included in the Company’s audited financial statements for each year shown included in the Company’s Annual Report on Form 10-K filed with the SEC on December 14, 2022. The grant date fair value associated with the restricted stock unit awards granted concurrently with the IPO was $124,985, due to use of the IPO price of $28 to determine the number of restricted stock units granted. For subsequent grants, the number of restricted stock units granted to non-employee independent directors has been determined by reference to our closing stock price on the date of grant.

The table below shows the aggregate number of unvested restricted stock unit awards held as of September 30, 2022, by each non-employee independent director who was serving on our Board as of September 30, 2022.

Name	Outstanding Stock Awards at Fiscal Year End
Cynthia Arnold	10,935
Herman Bulls	10,935
Elizabeth Fessenden	10,935
Harald von Heynitz	10,935

Board Size and Structure
Our business and affairs are managed under the direction of our Board of Directors, which currently consists of twelve (12) members. Our Certificate of Incorporation provides that, subject to the rights of the holders of preferred stock, the number of directors on our Board of Directors shall be fixed exclusively by resolution adopted by our Board of Directors (provided that such number shall not be less than the aggregate number of directors that the parties to the Stockholders Agreement are entitled to nominate from time to time). Subject to the terms of, and pursuant to the director appointment rights of certain stockholders under the Stockholders Agreement (discussed more fully below), our Certificate of Incorporation and our amended and restated bylaws (the "Bylaws"), each member of our Board of Directors will serve as a director following election for a term expiring at the Company's next annual meeting of stockholders and until his or her respective successor is duly elected and qualified or his or her earlier death, disqualification, resignation, or removal.
In connection with our IPO, which was consummated on November 1, 2021, and certain related reorganizational transactions (the “Transactions”), we entered into a Stockholders Agreement, dated October 27, 2021, by and among the Company, Fluence Energy, LLC, AES Grid Stability, LLC ("AES Grid Stability"), Siemens Industry, Inc. ("Siemens Industry"), and Qatar Holding LLC ("QIA") (as may be amended or modified from time to time, the "Stockholders Agreement"). We refer to AES Grid Stability, Siemens Industry, and QIA, together with their respective Permitted Transferees under the Stockholders Agreement as of the date of this Proxy Statement, as the “Continuing Equity Owners.”
Pursuant to the Stockholders Agreement, each of the AES Related Parties and the Siemens Related Parties (each as defined in the Stockholders Agreement) has the right to nominate three (3) of our directors, which shall be reduced to two

(2) directors for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 20% but 10% or more of our Class A common stock (assuming that all outstanding common units of Fluence Energy, LLC (the "LLC Interests") (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one (1) director for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and to no directors if they shall directly or indirectly, beneficially own, in the aggregate, less than 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). In addition, the QIA Related Parties (as defined in the Stockholders Agreement) have the right to nominate one (1) of our directors if they directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Under the Stockholders Agreement, the AES Related Parties have designated Ricardo Falu, Tish Mendoza, and John Christopher Shelton to serve as members of our Board. The Siemens Related Parties have designated Axel Meier, Barbara Humpton, and Emma Falck to serve as members of our Board. The QIA Related Parties have designated Simon James Smith to serve as a member of our Board.
Pursuant to the terms of the Stockholders Agreement, each of the Continuing Equity Owners has agreed to vote, or cause to be voted, all of its outstanding shares of our Class A common stock, Class B-1 common stock, and Class B-2 common stock, as applicable, at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of all of the directors that are nominated by the other Continuing Equity Owners. For a description of the terms of the Stockholders Agreement, see “Certain Relationships and Related Party Transactions—Stockholders Agreement,” below. Please also see “Controlled Company Exemption” below.
On June 30, 2022, Siemens Industry exercised its redemption right pursuant to the terms of the Third Amended and Restated Limited Liability Company Agreement of Fluence Energy, LLC (the “Fluence Energy LLC Agreement”), with respect to its entire holding of 58,586,695 LLC Interests, together with the corresponding cancellation of an equivalent number of shares of Class B-1 common stock of Fluence Energy, Inc. (the “Redemption”). The Company elected to settle the Redemption through the issuance of 58,586,695 shares of the Company’s Class A common stock (the “Redemption Shares”). Siemens Industry effected an internal transfer of its interest in the Redemption Shares to Siemens AG at the time of Redemption. On July 7, 2022, Siemens AG executed a joinder agreement having acquired the Redemption Shares as a Permitted Transferee (as defined in the Stockholders Agreement) of Siemens Industry, whereby Siemens AG succeeded to all of the rights and obligations of a “Stockholder” and a “Siemens Related Party” (both as defined under the Stockholders Agreement) and fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto. On September 29, 2022, Siemens AG effected an internal transfer of 18,848,631 shares of Class A common stock held by it to Siemens Pension Trust E.V. ("SPT"), an affiliate of Siemens AG and a Permitted Transferee under the terms of the Stockholders Agreement. SPT executed a joinder agreement and succeeded to the rights of a “Stockholder” and a “Siemens Related Party” (both as defined under the Stockholders Agreement) and became bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto. Following such internal transfer, Siemens AG continues to hold the remaining 39,738,064 shares of Class A common stock. Siemens AG is an affiliate of SPT and may be deemed to share beneficial ownership of the shares held of record by SPT.
As of the Record Date, AES Grid Stability directly or indirectly owns an aggregate of 58,586,695 shares of Class B-1 common stock, which represents approximately 71.6% of the combined voting power of all of the Company’s common stock, the Siemens Related Parties directly or indirectly own an aggregate of 58,586,695 shares of Class A common stock, which represents approximately 14.3% of the combined voting power of the Company's common stock, and the QIA Related Parties directly or indirectly own 18,493,275 shares of our Class A common stock, which represents approximately 4.5% of the combined voting power of all of the Company’s common stock. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the Stockholders Agreement, we expect that the parties to the Stockholders Agreement acting in conjunction will control the election of directors of the Company. For information on the beneficial ownership of our capital stock as of the Record Date, see “Stock Ownership.”
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted our Corporate Governance Guidelines, a copy of which can be found in the “Governance” section of the “Investor Relations” page of our website located at www.fluenceenergy.com, or by writing to our Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications	•	Stock ownership
•	Executive sessions of non-management directors	•	Conflicts of interest
•	Selection of new directors	•	Board access to senior management
•	Director orientation and continuing education	•	Board access to independent advisors
•	Limits on board service	•	Board self-evaluations
•	Change of principal occupation	•	Board meetings
•	Term limits	•	Meeting attendance by directors and non-directors
•	Director responsibilities	•	Meeting materials
•	Director compensation	•	Board committees, responsibilities, and independence
•	Succession planning
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director. Currently, Herman Bulls, who is not a member of management and who qualifies as an “independent director” under applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), serves as the Chairperson of our Board. The Board believes that having a separate Chairperson and Chief Executive Officer is in the best interests of the Company and its stockholders at the current time as this structure aids in the Board’s oversight of management and allows Mr. Nebreda, Chief Executive Officer and President of the Company, to focus on the Company's strategy, business and day-to-day operations, while enabling Mr. Bulls to focus on Board matters. The Board believes that having an independent Chairperson helps to facilitate relations between the Board, the Chief Executive Officer and other senior management and assists the Board in reaching consensus on particular strategies and policies.
We recognize that different leadership structures may be appropriate for companies in different situations in different stages of development and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and applicable Nasdaq rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Our Board of Directors has affirmatively determined that Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz are each an “independent director,” as defined under the Nasdaq rules. In making these determinations, our Board of Directors considered the current and prior relationships that each director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Controlled Company Exception
AES Grid Stability and the Continuing Equity Owners, as a whole, currently have beneficial ownership of more than 50% of the combined voting power of our common stock. As a result, we are considered a “controlled company” within the meaning of the corporate governance standards of the Nasdaq rules. As such, we qualify for, and rely on, exemptions from certain corporate governance standards, including that (1) a majority of our Board of Directors consist of “independent directors,” as defined under the Nasdaq rules; (2) our Board of Directors have a compensation committee that is comprised entirely of independent directors; and (3) our director nominations be made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors.

We intend to rely on the foregoing exemptions provided to controlled companies under the Nasdaq rules. Therefore, we may not have a majority of independent directors on our Board of Directors, have our director nominations be made by our independent directors or by an entirely independent nominations committee or an entirely independent compensation committee unless and until such time as we are required to do so. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If at any time we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, our Board intends to take all action necessary to comply with applicable Nasdaq rules.

Meetings of our Board of Directors
Under our Corporate Governance Guidelines, we expect our directors to regularly prepare for and attend meetings of the Board of Directors and all committees on which the director is a member and we encourage our directors to attend the Company's annual meeting of stockholders. In fiscal year 2022, our Board convened one time prior to the IPO in October 2021 and ten times following our IPO through the rest of the fiscal year, our Compensation and Human Resources Committee convened nine times, our Audit Committee convened eleven times, and our Nominating and Corporate Governance Committee convened five times. During the fiscal year ended September 30, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director, except for Barbara Humpton. Eight of our twelve directors serving at the time of the 2022 Annual Meeting of Stockholders on March 23, 2022 attended the 2022 Annual Meeting of Stockholders.
Committees of Our Board of Directors
Our Board of Directors directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and its standing committees. Our Board of Directors has three standing committees: an Audit Committee, a Compensation and Human Resources Committee, and a Nominating and Corporate Governance Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. Each of the Audit Committee, the Compensation and Human Resources Committee, and the Nominating and Corporate Governance Committee operates under a written charter. A copy of each of the Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee Charters is available under the Governance section of the Investor Relations page of our website located at www.ir.fluenceenergy.com, or by writing to our Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The information contained on or accessible through our corporate website is not deemed to be incorporated by reference in, and is not considered part of, this Proxy Statement.
The table below shows the directors who are currently members or chairpersons of each of the standing committees of the Board of Directors as of the Record Date.

	AUDIT	COMPENSATION & HUMAN RESOURCES	NOMINATING & CORPORATE GOVERNANCE
Cynthia Arnold
Herman Bulls
Elizabeth Fessenden
Harald von Heynitz
Barbara Humpton
Axel Meier
Tish Mendoza

=	Chairperson of the Board	=	Member	=	Committee Chairperson

Audit Committee
Our Audit Committee is responsible for, among other things:
•appointing, approving the fees of, retaining, and overseeing our independent registered public accounting firm;
•assessing and discussing with our independent registered public accounting firm their independence from management;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and Code of Conduct and Ethics;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC, and related disclosures as well as critical accounting policies and practices used by us;
•overseeing the design, implementation, organization, and performance of the Company’s internal audit function;
•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls, or auditing matters.
Our Audit Committee currently consists of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz, with Ms. Fessenden serving as chairperson. Our Board of Directors has affirmatively determined that Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz each meet the definition of “independent director” for purposes of serving on the Audit Committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to audit committee members. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq rules. In addition, our Board of Directors has determined that each of Elizabeth Fessenden and Harald von Heynitz qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation and Human Resources Committee
Our Compensation and Human Resources Committee is responsible for, among other things:
•reviewing and approving, or recommending that the Board of Directors approve, the compensation of our Chief Executive Officer and President and other officers;
•making recommendations to the Board of Directors regarding non-employee independent director compensation;
•reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans;
•reviewing and approving all employment arrangements, severance arrangements and post-termination arrangements for the Chief Executive Officer and President and other officers;
•participating in the oversight of succession plans for officers (other than the Chief Executive Officer), and advising on the recruitment, retention and operation of the senior executive team, as appropriate;
•preparing the annual compensation committee report required under the SEC rules, as applicable;
•to the extent a Compensation Discussion and Analysis (“CD&A”) is required, in the annual report on Form 10-K or annual proxy statement, reviewing and discussing with management the CD&A and considering whether it will recommend to our Board of Directors that the CD&A be included in the appropriate filing;
•reporting regularly to our Board of Directors regarding the activities of the Compensation and Human Resources Committee;

•overseeing the Company’s health and welfare benefits, defined benefit retirement, defined contribution retirement, and supplemental retirement and top hat plans for the Company’s employees; and
•overseeing the Company’s executive and non-executive workforce programs, including recruitment, retention, development, and elements of diversity and inclusion.
Our Compensation and Human Resources Committee currently consists of Cynthia Arnold, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, and Tish Mendoza, with Ms. Arnold serving as chairperson. Our Board of Directors has determined that each of Cynthia Arnold, Elizabeth Fessenden, and Harald von Heynitz qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a Compensation and Human Resources Committee composed entirely of independent directors. Barbara Humpton and Tish Mendoza do not qualify as “independent directors” under the Nasdaq rules.
Compensation Consultants
Pursuant to our Compensation and Human Resources Committee’s charter, the Compensation and Human Resources Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel, or advisor, the Compensation and Human Resources Committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the Compensation and Human Resources Committee. In accordance with this authority, our Compensation and Human Resources Committee engaged Willis Towers Watson (“WTW”) to act as outside independent compensation consultant during the fiscal year 2022. WTW’s services for fiscal year 2022 included executive compensation assessment, incentive program design, and director remuneration review. All director and executive compensation services provided by WTW during fiscal year 2022 were conducted under the direction or authority of the Compensation and Human Resources Committee. Following the end of fiscal year 2022, the Compensation and Human Resources Committee chose to terminate the engagement of WTW as outside independent compensation consultant and engaged Pay Governance, LLC to advise it with respect to compensation matters for fiscal year 2023.
Neither WTW nor any of its affiliates maintained any other direct or indirect business relationships with us or any of our subsidiaries. Our Compensation and Human Resources Committee evaluated whether any work provided by WTW raised any conflict of interest for services performed during fiscal year 2022 and determined that it did not.
Additionally, during fiscal year 2022, WTW did not provide any services to us other than regarding executive, employee and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our officers or directors, and that are available generally to all salaried employees.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors as set forth in our Corporate Governance Guidelines and in accordance with the terms of the Stockholders Agreement;
•annually reviewing the committee structure of the Board of Directors and recommending to the Board the directors to serve as members of each committee, pursuant to the terms of the Stockholders Agreement;
•developing and recommending to our Board of Directors a set of Corporate Governance Guidelines, and from time to time, reviewing and reassessing the Corporate Governance Guidelines and recommending any proposed changes to our Board of Directors for approval;
•conducting self-evaluation of the Nominating and Corporate Governance Committee and overseeing the annual self-evaluations of our Board of Directors and its committees;
•making recommendations to our Board of Directors regarding governance matters, including, but not limited to, the Certificate of Incorporation, Bylaws, and the charters;
•overseeing the succession plans for the Chief Executive Officer; and
•overseeing the Company's environmental, social, and governance ("ESG") strategy, initiatives, and policies.

Our Nominating and Corporate Governance Committee currently consists of Cynthia Arnold, Herman Bulls, Harald von Heynitz, Tish Mendoza, and Axel Meier, with Mr. Bulls serving as chairperson. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors. Axel Meier and Tish Mendoza do not qualify as “independent directors” under the Nasdaq rules.
Executive Sessions
Non-management directors will meet in executive sessions without the management director or other members of management present on a regularly scheduled basis. The Company will hold an executive session including only independent directors at least twice per year. Each executive session of the non-management directors or the independent directors will be presided over by the Chairperson of the Board, if the Chairperson of the Board qualifies as independent, or by the lead director, if any, if the Chairperson of the Board does not qualify as independent or a director designated by the independent directors.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees, subject to the terms of the Stockholders Agreement. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines.
Subject to the terms and director appointment rights of the Continuing Equity Owners under the Stockholders Agreement, in evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with self-identifying as female, as a underrepresented minority or LGBTQ+, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz has been nominated to serve as a member of the Board of Directors by our Nominating and Corporate Governance Committee following the Committee’s evaluation of each candidate in accordance with our standard review process for director candidates in connection with their nomination for re-election, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the biographical information of each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz set forth above and their respective performances on the Board and the standing committees on which they served over the course of fiscal year 2022. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Pursuant to the terms of the Stockholders Agreement, the AES Related Parties, Siemens Related Parties, and QIA Related Parties (all as defined in the Stockholders Agreement), have the ability to designate for nomination by the Board three (3) directors, three (3) directors, and one (1) director, respectively. The AES Related Parties have designated Ricardo Falu, Tish Mendoza, and John Christopher Shelton to serve as members of our Board of Directors. The Siemens Related Parties have designated Axel Meier, Barbara Humpton, and Emma Falck to serve as members of our Board of Directors. The QIA Related Parties have designated Simon James Smith to serve as a member of our Board of Directors.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. All recommendations for director nominations received by the Secretary that satisfy our Bylaws requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors is responsible for overseeing our risk management process, while management is responsible for addressing the day-to-day risks facing our Company. Our Board of Directors focuses on our general risk management policies and strategy and the most significant risks facing the Company, and oversees the implementation of risk mitigation strategies by management. Management apprises our Board of Directors of risk management matters when they arise in connection with other topics within the Board’s oversight. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee.
The Audit Committee is responsible for discussing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. In accordance with those policies, our Board of Directors and its committees have an active role in overseeing management of the Company’s risks. Our Board of Directors regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each. Our Compensation and Human Resources Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements, leadership succession planning, and the attraction and retention of key talent. Our Audit Committee oversees management of financial risks and cybersecurity risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, our Board receives periodic detailed operating performance reviews from management.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at www.ir.fluenceenergy.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, that prohibits our directors, officers, and employees, as well as persons and entities over which they have control, from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. The Company additionally prohibits directors, officers, and employees from pledging Company securities in any circumstance, including by purchasing Company securities on margin or by holding Company securities in a margin account.
Stock Ownership Requirements
The Company encourages members of the Board of Directors to own shares of the Company’s stock. However, the number of shares of the Company’s stock owned by any director is a personal decision and the Board of Directors has not adopted a policy requiring ownership by Board of Directors members of a minimum number of shares.
The Board of Directors has adopted an Executive Stock Ownership Policy that applies to the Chief Executive Officer and the officers that are direct reports to the Chief Executive Officer. The Executive Stock Ownership Policy states a minimum holding requirement of five times the annual salary of the Chief Executive Officer, and two times the annual salary for all other officers of the Company. Shares of the Company’s Class A common stock that qualify toward attainment of the minimum holding requirements are (1) shares beneficially owned by the officer, (2) shares beneficially owned by their spouse and minor children, (3) vested, unexercised stock options and other vested forms of Company-granted equity such as restricted stock units, and (4) shares held in the Company 401(k) program investments, as applicable. In connection with the IPO, the Board adopted this policy and such thresholds were immediately effective and required by those officers who held previously-awarded equity incentives from Fluence from prior to the IPO while officers hired after the IPO have a period of five (5) years from the date of hire to satisfy the minimum holding level, with 20% of their minimum holding level taking effect on each annual anniversary of their date of hire. As of the date of this Proxy Statement, each of our named executive officers is in compliance with our Executive Stock Ownership Policy.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-employee directors or any specific individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The Corporate Secretary will forward the communication to the appropriate director or directors as he considers appropriate. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance, and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge, and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2018. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2023.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Proposal No. 2 requires the affirmative vote of the holders of a majority in voting power of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Ernst & Young LLP, our independent registered public accounting firm, billed and expected to billed to Fluence for services rendered in connection with each of the last two fiscal years.

	Fiscal Year Ended September 30,
	2022	2021
Audit Fees	$2,217,981	$3,499,033
Audit-Related Fees	21,284	20,075
Tax Fees	—	—
All Other Fees	—	—
Total	$2,239,804	$3,519,108
Audit Fees
Audit fees consist of fees for professional services provided in connection with the audit of our consolidated annual financial statements, and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, and consents and other services related to SEC matters.
Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or our consolidated financial statements and are not reported under “Audit Fees.” Audit-related fees for fiscal year 2022 and 2021 related to consultation regarding international duties and tariffs.
Tax Fees
Tax fees consist of fees for professional services rendered for tax compliance, tax advice, or tax planning. Ernst & Young LLP did not provide any such products or services during fiscal years 2022 or 2021.
All Other Fees
All other fees consist of fees for products and services other than the services described in “Audit Fees”, “Audit-Related Fees”, or “Tax Fees.” Generally, this category would include permitted corporate finance assistance and permitted advisory services. Ernst & Young LLP did not provide any such products or services during fiscal years 2022 or 2021.
Pre-Approval Policies and Procedures
The charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our independent registered public accounting firm or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
Audit Committee Report
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended September 30, 2022 and, with and without management present, reviewed and discussed the results of Ernst & Young LLP's examination of the financial statements. The Audit Committee also discussed with management, Ernst & Young LLP and our internal auditors, the quality and adequacy of our internal controls and the processes for assessing and monitoring risk. The Audit Committee reviewed with both Ernst & Young LLP and our internal auditor their audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with the Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received and reviewed the written disclosures and the letters from Ernst & Young LLP required by applicable requirements of the PCAOB, regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the SEC on December 14, 2022.
Submitted by the Audit Committee of the Company’s Board of Directors
Elizabeth Fessenden (Chairperson)
Cynthia Arnold
Herman Bulls
Harald von Heynitz
This Audit Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of the date of this Proxy Statement. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position(s)
Julian Nebreda	56	President, Chief Executive Officer, and Director
Manavendra Sial	46	Senior Vice President and Chief Financial Officer
Rebecca Boll	51	Senior Vice President and Chief Product Officer
Carol Couch	59	Senior Vice President and Chief Supply Chain and Manufacturing Officer
Krishna Vanka	40	Senior Vice President and Chief Digital Officer

See “Information About Director Nominees,” above for the biography of Julian Nebreda, our Chief Executive Officer and President.
Manavendra (Manu) Sial has served as our Senior Vice President and Chief Financial Officer since September 15, 2022. Prior to his current role, Mr. Sial served as Executive Vice President and Chief Financial Officer for SunPower Corporation, where he led SunPower’s treasury, project finance, investor relations, financial planning, and accounting organizations from May 2018 through September 2022. Prior to joining SunPower Corporation, Mr. Sial served as Executive Vice President and Chief Financial Officer of VECTRA, a portfolio company of certain funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO), from 2015 through 2018. Prior to that, Mr. Sial was with SunEdison Inc. in various global finance and operations leadership roles from 2011 to 2015, including serving as Senior Vice President, Finance in 2015 and Chief Operating Officer, Asia Pacific and South Africa from 2013 through 2014. Before joining SunEdison Inc., Mr. Sial spent 11 years with General Electric in a variety of roles. Mr. Sial earned his master of business administration degree from Duke University’s Fuqua School of Business and his Bachelor of Commerce degree from Delhi University in India.
Rebecca Boll has served as our Senior Vice President and Chief Product Officer since June 2020. She is responsible for developing energy storage products and services that anticipate customer needs and ensure Fluence’s leadership position within the energy storage industry. Prior to joining Fluence, Ms. Boll was Chief Technology Officer for the Digital Buildings business at Schneider Electric. She spent 13 years at General Electric serving as Chief Technology Officer for Licensing & Technology Ventures and previously in various leadership roles at GE Aviation, GE Global Research and GE Power. Ms. Boll’s career began in the United States Air Force, where she served for six years as an Electronic Combat Officer on a surveillance plane called AWACS (Airborne Warning & Controls System). She received her bachelor’s degree in applied mathematics from Boston University and master’s degree in human relations from the University of Oklahoma.
Carol Couch has served as our Senior Vice President and Chief Supply Chain and Manufacturing Officer since May 2021. Prior to joining Fluence, Ms. Couch was the Vice President of Supply Chain Operations at Itron Inc. from November 2016 to April 2021. From March 2016 until joining Itron Inc., she was the Chief Operating Officer and a member of the Board of Directors of DataLogic. From 2014 to March 2016, she was the Vice President of Americas Operations at Hewlett Packard Enterprise. Before 2014, Ms. Couch also had extensive experience in manufacturing and supply chain optimization at several other companies. Ms. Couch obtained her Bachelor of Science degree and master’s degree in business administration from the University of Colorado—Colorado Springs.
Krishna Vanka has served as Senior Vice President and Chief Digital Officer of Fluence since August 29, 2022. Prior to starting with Fluence, Mr. Vanka most recently served as Chief Product Officer at In-Charge Energy, a high growth startup company that provides infrastructure, maintenance, and network solutions for electric vehicle chargers, from November 2020 through August 2022. From April 2018 through November 2022, Mr. Vanka was the founder and Chief Executive Officer of MyShoperoo. From July 2016 through December 2017, Mr. Vanka served as Vice President of Products with Verizon Connect. Mr. Vanka received his Bachelor of Applied Science in Computer Engineering from the University of Ottawa, a post graduate certification in Applied Digital Geography and GIS from Ryerson University and his master of business administration degree from Georgia State University.

Executive Compensation

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. For the fiscal year ended September 30, 2022, our “named executive officers” or “NEOs” and their positions were as follows:

Named Executive Officer	Title
Julian Nebreda	President and Chief Executive Officer (Mr. Nebreda began service as President and Chief Executive Officer effective September 1, 2022)
Manavendra Sial	Senior Vice President and Chief Financial Officer (Mr. Sial began service as Senior Vice President and Chief Financial Officer effective September 15, 2022)
Rebecca Boll	Senior Vice President and Chief Product Officer
Manuel Perez Dubuc	Former Chief Executive Officer (Mr. Perez Dubuc ceased serving as Chief Executive Officer effective August 31, 2022)
Dennis Fehr	Former Senior Vice President and Chief Financial Officer (Mr. Fehr ceased serving as Senior Vice President and Chief Financial Officer effective September 14, 2022 and departed from the Company effective October 15, 2022)

Emerging Growth Company Disclosure

The following is a discussion and analysis of compensation arrangements of our NEOs. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table provides compensation information for fiscal years 2022 and 2021 for each of our NEOs.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Julian Nebreda	2022	50,000	—	2,500,004	—	—	—	2,550,004
President and Chief Executive Officer	2021	—	—	—	—	—	—	—

Manavendra Sial	2022	23,077	—	2,600,008	—	—	—	2,623,085
Senior Vice President and Chief Financial Officer	2021	—	—	—	—	—	—	—

Rebecca Boll	2022	325,000	144,937	—	—	118,463	14,250	602,650
Senior Vice President and Chief Product Officer	2021	306,557	—	270,248	243,192	154,733	—	974,730

Manuel Perez Dubuc	2022	412,500	500,000	—	—	—	1,030,601	1,943,101
Former Chief Executive Officer	2021	412,395	—	673,992	609,316	341,550	—	2,037,253

Dennis Fehr	2022	350,000	178,159	—	—	141,750	388,718	1,058,627
Former Senior Vice President and Chief Financial Officer	2021	305,711	—	302,808	274,371	185,150	—	1,068,040
(1) Mr. Nebreda commenced service with the Company as Chief Executive Officer and President on September 1, 2022. Mr. Sial commenced services with the Company as Senior Vice President and Chief Financial Officer on September 15, 2022.

(2) —For Ms. Boll and Mr. Fehr, this amount represents a portion of each of Ms. Boll’s and Mr. Fehr’s bonus that was paid in September 2021 which remained subject to a clawback until September 30, 2022. For Mr. Perez Dubuc, this amount represents Mr. Perez Dubuc’s bonus, a portion of which was paid in September 2021, which remained subject to a clawback until September 30, 2022 and a portion of which was paid in March 2022 which remained subject to a clawback until March 30, 2023. In connection with Mr. Perez Dubuc’s termination of employment, the Company waived the clawback requirement and Mr. Perez Dubuc was entitled to retain the full bonus.

(3) The amounts in this column reflects the grant date fair value of restricted stock units, phantom units, and stock options as determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Company’s audited financial statements for each year shown included in the Company’s Annual Report on Form 10-K filed with the SEC on December 14, 2022.
(4) Reflects the fiscal year annual bonus payment. Messrs. Nebreda and Sial were not eligible for fiscal year 2022 annual bonus opportunity and became eligible for the annual bonus effective October 1, 2022 for fiscal year 2023. Ms. Boll and Mr. Fehr were eligible for an annual bonus plan award for fiscal year 2022, reflective of Company performance at 81% with individual performance modifier at 100% each calculated bonus earned. Mr. Perez Dubuc was not eligible for a fiscal year 2022 annual bonus award payment due to the terms and conditions of his severance payment.
(5) For Ms. Boll, this amount reflects a matching contribution under the Company’s 401(k) plan. For Mr. Perez Dubuc, this amount reflects (a) payment to Mr. Perez Dubuc of severance of $1,016,351 upon the termination of his employment with the Company, as described below in “─Manuel Perez Dubuc Separation Agreement" and (b) a matching contribution of $14,250 under the Company’s 401(k) plan. For Mr. Fehr, this amount reflects (a) payments to Mr. Fehr of severance of $374,468 and (b) a matching contribution of $14,250 under the Company’s 401(k) plan.

2022 Base Salaries
Base salaries provide a fixed level of compensation for our executive officers reflecting the executive's skill set, experience, role, and responsibilities, and are designed to attract and retain talented executives and to provide a competitive and stable component of income. The named executive officers receive a base salary to compensate them for services rendered to the Company. Our Compensation and Human Resources Committee reviews base salaries for our executive officers annually, taking into account each individual's role and responsibilities, the individual's performance the prior year, as well as base salaries of similarly situated executive officers at comparable companies in our peer group and market data. In addition, the Compensation and Human Resources Committee will review the base salary of executive officers if there is a promotion or in the case of a newly-hired executive officer. Our Board and Compensation and Human Resources Committee may also adjust base salaries from time to time in their discretion.
The actual salaries paid to each named executive officer for 2022 are set forth in the “Summary Compensation Table” above in the column entitled “Salary.” The annual base salaries of the NEOs in effect as of the end of fiscal year 2022 were $600,000 for Mr. Nebreda, $500,000 for Mr. Sial, and $325,000 for Ms. Boll. At the time of his departure in August 2022, Mr. Perez Dubuc's annual base salary was $450,000 and at the time of his departure in October 2022, Mr. Fehr’s annual base salary was $350,000.
2022 Bonus Compensation
Annual Cash Bonus
Typically, our NEOs are eligible for an annual, performance-based bonus. The performance-based bonus has both a Company bonus factor and an individual bonus factor. The Company bonus factor is determined as a percentage, with 0% for below threshold performance and up to 200% for superior performance, and was determined based on the following performance metrics: (1) 70% based on financial performance metrics, which consists of (a) total revenue (15%), (b) contracted megawatts (15%), (c) total contracted margin (10%), (d) total gross profit (10%), and (e) total annual recurring revenue (20%); and (2) 30% based on strategic performance metrics, which consists of (a) organizational growth and safety (collectively, 10%), and (b) strategic product positioning (20%). The individual bonus factor serves as a modifier to the Company-calculated results and is determined using a five-point rating score, of which the Company will ascribe a percentage, up to 125% for superior performance and as low as 0% for not meeting expectations. The five-point rating score is based on certain objective performance goals for each individual. The five-point individual performance rating scale includes ‘does not meet performance,’ ‘partially meets performance,’ ‘fully meets performance,’ ‘exceeds performance’, and ‘outstanding performance achieved.’ For fiscal year 2022, the weighted payout for Company performance for these performance measures was 81% of target performance.
For fiscal year 2022, Ms. Boll was eligible for an annual, performance-based bonus, with a target bonus opportunity of $146,250 which was equal to 45% of her annual base salary. Based upon the Company-calculated results at 81% of target, Ms. Boll earned a performance-based bonus in the amount of $118,463. For fiscal year 2022, neither Messrs. Nebreda or Sial was eligible for the annual, performance-based bonus as they were hired by Fluence within the last two months of fiscal year 2022. Mr. Fehr was also eligible for an annual, performance-based bonus, with a target bonus opportunity of $175,000 which was equal to 50% of his annual base salary. Based upon the Company-calculated results of 81% of target, Mr. Fehr earned a performance-based bonus in the amount of $141,750. Further, while Mr. Perez Dubuc was initially eligible for an annual, performance-based bonus, with a target bonus opportunity equal to 75% of his annual base salary, he was not eligible to receive an annual bonus payment because he was not employed with the Company at the end of fiscal year 2022.
For fiscal year 2023, Mr. Nebreda will have a target bonus equal to 100% of his annual base salary, Mr. Sial will have a target bonus equal to 75% of his annual base salary, and Ms. Boll will have a target bonus equal to 45% of her annual base salary.
Cash Long-Term Incentive Program
The Company also sponsored a cash long-term incentive program, pursuant to which participants were eligible to earn a cash bonus based on a three-year performance period dependent on the Company’s achievement of certain target metrics of revenue, profit, and/or operating cash flow. For the 2020-2022 three-year performance period, Mr. Fehr was the only NEO eligible under this program and had a target bonus under the program equal to $141,625. The Company did not achieve threshold performance on either of the two financial performance measures of three-year gross margin (weighted 75%), and three-year cumulative operating cash flow (weighted 25%) and, as such, Mr. Fehr did not earn a payout under this program for the 2020-2022 performance period.

Equity Compensation

2020 Unit Option Plan of Fluence Energy, LLC
We maintain the 2020 Unit Option Plan of Fluence Energy, LLC (the “Prior Option Plan”). The Prior Option Plan provided our employees (including certain of the named executive officers), consultants, non-employee directors, and other service providers and those of our affiliates the opportunity to participate in the equity appreciation of our business through the receipt of options to purchase Class A-1 Units. In connection with the IPO, the options were converted into options to purchase shares of Class A common stock. We believe that such unit options encouraged a sense of proprietorship and stimulate interest in our development and financial success. We do not expect to make any further awards under the Prior Option Plan.
Fluence Energy, LLC Phantom Equity Incentive Plan
We also maintain the Fluence Energy, LLC Phantom Equity Incentive Plan (the “Phantom Equity Plan”). The Phantom Equity Plan was designed to further align employees’ interests with the interests of Fluence Energy, LLC, and its subsidiaries, and each phantom unit granted under the Phantom Equity Plan represents a right to a potential one-time payment equal to the value of one share of Class A common stock. We do not expect to make any further awards under the Phantom Equity Plan.
Restricted Stock Units under the 2021 Incentive Award Plan
We currently maintain the 2021 Incentive Award Plan to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of the Company and certain of its affiliates and to enable the Company and certain of its affiliates to obtain and retain services of these individuals, which we believe is essential to our long-term success.
In fiscal year 2022, we granted restricted stock units under the 2021 Incentive Award Plan to Messrs. Nebreda and Sial. On September 1, 2022, Mr. Nebreda was awarded 138,658 restricted stock units with a grant date fair value of $2,500,004. On September 15, 2022, Mr. Sial was awarded 135,629 restricted stock units, with a grant date fair value of $2,600,008. The restricted stock unit grants made to Messrs. Nebreda and Sial in fiscal year 2022 vest in equal annual installments on the anniversary of the respective grant dates over the course of the next three years, subject to each of Messrs. Nebreda and Sial continued employment with the Company on each of the applicable vesting dates, except as may be otherwise provided under the terms of the Company’s Executive Severance Plan, as described further below. We did not grant any equity compensation to Messrs. Perez Dubuc or Fehr or Ms. Boll in fiscal year 2022.

Other Elements of Compensation and Related Policies

Executive Severance Plan
The Company adopted its Executive Severance Plan in February 2022. The Compensation and Human Resources Committee is the administrator of the Executive Severance Plan and has determined that the Company’s executive leadership team, including the NEOs, will be eligible to participate in the Executive Severance Plan. The Executive Severance Plan is intended to attract and retain key executive talent and align executives', including the NEOs’, interests with those of stockholders by mitigating any uncertainties the executives, including the NEOs, may have about their ongoing employment if a change in control is pursued.
The Executive Severance Plan provides for the payment of severance and other benefits to eligible executive officers in the event of an “involuntary termination” of employment by the Company (i.e., generally a termination by the Company without “cause”) or a “good reason termination” of employment by the eligible executive officer (each defined below) (each, a “Qualifying Termination”). In the event of a Qualifying Termination of an eligible executive officer and subject to (a) such executive officer’s execution of a general release of claims against the Company and (b) compliance with certain post-employment covenants, the Executive Severance Plan provides the following payments and benefits to such executive officer:
a.in the event of Qualifying Termination (other than a CIC Qualifying Termination (as defined below)), continued payment of base salary until the 18-month anniversary, in the case of the Chief Executive Officer, or the 12-month anniversary, in the case of each other executive officer, of the executive officer’s termination date or (b) in the event of a Qualifying Termination within three months prior to a “change in control,” as defined in the Executive Severance Plan, or twelve months following a change in control of the Company (a “CIC Qualifying Termination”), 200% of the sum of base salary and target annual cash bonus, in the case of the Chief Executive Officer, or 150% of the sum of base salary and target annual cash bonus, in the case of each other executive officer, paid in a lump sum;

b.payment of accrued but unpaid cash bonuses for performance periods already completed at the time of termination, and a pro-rated annual cash bonus for the performance period in which termination occurs, based upon the executive officer’s target annual cash bonus for that year;
c.continuation of medical insurance benefits for up to 18 months, either through direct payment of the employer’s portion of COBRA premiums or through reimbursement to the executive officer equal to such employer’s portion; and
d.outplacement services, up to $50,000 for the Chief Executive Officer and $25,000 for each other executive officer.
In addition, the Executive Severance Plan provides for the following adjustments to equity awards and equity-based awards:
a.in the event of a Qualifying Termination (other than a CIC Qualifying Termination), if the terminated executive officer holds unvested equity incentive awards issued by the Company with a grant date more than one (1) year before the date of termination, (1) a portion of the unvested equity award subject to time-based vesting will accelerate and vest pro-rata upon the termination of employment, based on the number of days elapsed from the grant date to the termination date, compared to the full vesting schedule of such equity award and (2) to the extent such Qualifying Termination occurs during the final six months of the performance period for any equity award subject to performance-based vesting, a portion of such equity award will accelerate and vest pro-rata upon the termination of employment, based on the number of days elapsed from the grant date to the termination date, based upon the Company’s target performance of any performance criteria set forth in such equity award.
b.In the event of a change in control of the Company, equity awards and equity-based awards are not required to be accelerated if the executive officer is provided with replacement awards having equal value, and comparable terms and conditions as the prior awards, including acceleration in the event of a subsequent Qualifying Termination. If no replacement awards are made in connection with the change in control, the executive officer’s awards automatically accelerate and vest in full upon the change in control and any equity awards subject to performance-based vesting will vest assuming the performance criteria of such equity awards were achieved for the entire performance period at the target performance level.
c.If a CIC Qualifying Termination occurs, all of the executive officer’s unvested equity or replacement awards, as applicable, will automatically accelerate and fully vest upon the termination of employment (or the change in control, if later), assuming the performance criteria of such equity awards were achieved for the entire performance period at the target performance level.
The Executive Severance Plan does not provide for a gross-up payment to any of the NEOs, or any other eligible employee, to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Internal Revenue Code of 1986, as amended (the "Code"). Instead, the Executive Severance Plan provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, if the net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.
For purposes of the Executive Severance Plan, “cause” means (i) if a participant is a party to a written employment, severance or consulting agreement with the Company or any of its affiliates or an award agreement in which the term “cause” is defined (a “Relevant Agreement”), “cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) a material breach by the participant of any of his or her obligations set forth in any written agreement with the Company or any of its affiliates as the same may then be in effect; (B) fraud, embezzlement, theft or other material dishonesty by the participant in connection with services to or otherwise with respect to the Company or any of its affiliates; (C) the participant’s commission of any act or omission that results in or could reasonably be expected to result in any material damage or harm to the business, property or reputation of the Company or any of its affiliates; (D) the participant’s commission of, indictment for, or a plea of nolo contendere to, any felony under any state, federal or foreign law or any crime involving moral turpitude or dishonesty; (E) the participant’s unlawful use (including being under the influence) or possession of illegal drugs, or repeated intoxication with alcohol, at the premises of the Company or any of its affiliates or otherwise while performing (or holding himself or herself as performing) services for or on behalf of the company or any of its affiliates; (vi) participant’s prolonged and unexcused absence from work (other than by reason of disability); or (F) refusal or failure by the participant to attempt in good faith to follow or carry out the reasonable instructions of the Board or the participant’s supervisor which failure, if curable, does not cease within fifteen (15) days after written notice of such failure is given to the participant by the Company or any affiliate.
For purposes of the Executive Severance Plan, a “good reason termination” means the voluntary separation from service of the participant in the three month period prior to a change in control or in the twelve month period following a change in control due to any of the following events without the participant’s written consent: (a) the relocation of the participant’s principal place of employment to a location that is more than 50 miles from the principal place of employment in effect immediately prior to such change in control; (b) a material diminution in the duties or responsibilities of the participant from those in place immediately prior to such change in control (other than, with respect to the Chief Executive Officer, due to removal (or failure to appoint) as a member of the successor company’s board of directors); (c) a material reduction in the base salary or annual incentive opportunity of the participant from what was in place immediately prior to such change in control; and (d) the failure of any successor entity to the Company following a change in control to assume the Executive Severance Plan, as in effect immediately prior to such change in control. The participant must (i) notify the Board, in writing, within ninety (90) days of the event constituting good reason of the participant’s intent to terminate employment for good reason, that specifically identifies in reasonable detail the manner of the good reason event, (ii) the event must remain uncorrected for thirty (30) days following the date that the participant notifies the Board in writing of the participant’s intent to terminate employment for good reason (the “Notice Period”), and (iii) the termination date must occur within sixty (60) days after expiration of the Notice Period. For the avoidance of doubt, “good reason” shall not apply outside of the three month period prior to a change in control or the twelve month period following a change in control.
Manuel Perez Dubuc Separation Agreement
Mr. Perez Dubuc entered into a separation and release agreement with the Company (the “Dubuc Separation Agreement”) dated August 24, 2022, in connection with his departure from the Company on August 31, 2022. Pursuant to the Dubuc Separation Agreement, the Board determined that Mr. Perez Dubuc’s termination constituted an Involuntary Termination and therefore Mr. Perez Dubuc was entitled to severance benefits in accordance with the terms of the Executive Severance Plan, as described above. His outstanding equity awards also vested on a pro rata basis in accordance with the Executive Severance Plan and all remaining unvested stock options were forfeited upon his departure from the Company. He was also entitled to receive reimbursement by the Company of up to $5,000 for certain legal fees incurred in connection with Mr. Perez Dubuc’s entry into the Dubuc Separation Agreement.
Dennis Fehr Separation Agreement
Mr. Fehr entered into a transition and separation agreement with the Company (the “Fehr Separation Agreement”) dated September 11, 2022, for his departure from an executive role with the Company on September 14, 2022, pursuant to which Mr. Fehr left his role as an executive officer of the Company but remained employed by the Company in a non-executive capacity to support an orderly transition through October 15, 2022. The Board determined that his termination constituted an Involuntary Termination and therefore Mr. Fehr was entitled to severance benefits in accordance with the terms of the Executive Severance Plan, as described above. His outstanding equity awards also vested on a pro rata basis in accordance with the Executive Severance Plan and all remaining unvested stock options were forfeited upon his departure from the Company.
Retirement Savings, Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match employee contributions up to a maximum of 5% of the employee’s compensation per pay period. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching contributions of 100% of the first 5% of employee contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Clawback Policy
In fiscal year 2022, the Board adopted the Company's Clawback Policy to recoup compensation from the Chief Executive Officer and all other officers under certain circumstances. In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the applicable federal securities laws, then the Board may, in its sole discretion, to the extent permitted by applicable law, seek reimbursement or forfeiture of any excess incentive compensation received by any covered executive during the completed fiscal three years immediately preceding the date on which the Company is required to prepare an accounting restatement. The right to recoupment shall survive a covered executive’s separation from the Company if the separated covered executive’s incentive compensation either prior to or after separation is impacted by an accounting restatement for financial statements that were published at the time that such individual was actively serving as a covered executive of the Company.
Stock Ownership Guidelines

Our NEOs are subject to our Executive Stock Ownership Policy. For more information, see "Corporate Governance — Stock Ownership Requirements."
Employee Benefits and Perquisites
Health/Welfare Plans.
All of our full-time employees in the United States, including our NEOs, are eligible to participate in our United States health and welfare plans, including:
•medical, dental, and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance;
•life insurance;
•commuter benefits;
•health savings account and flexible spending account;
•dependent care program; and
•an employee assistance program.
We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our United States employees, including our NEOs.
In the future, our Board or Compensation and Human Resources Committee may provide perquisites to our NEOs in the event they determine that it is necessary or appropriate to incentivize or fairly compensate the NEOs.
No Tax Gross Ups
We do not make gross-up payments to cover our NEOs' personal income taxes that may pertain to any of the compensation or benefits paid or provided by the Company.

Outstanding Equity Awards at Fiscal Year-End (2022)

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards to each of our NEOs as of September 30, 2022.

		Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)
Julian Nebreda	—	—	—	—	138,658(3)	2,023,020
Manavendra Sial	—	—	—	—	135,629(4)	1,978,827
Rebecca Boll	134,631	269,262(5)	2.45	4/2/2031	81,864(6)	1,194,396
Manuel Perez Dubuc	735,331 (7)	—	2.45	11/29/2022	—	—
Dennis Fehr	—	303,783 (8)	2.45	4/2/2031	91,726 (9)	1,338,282
(1) The exercise price set forth herein represents the per share Class A common stock exercise price of such options.
(2) Represents the fair market value per share of Class A common stock of $14.59, as of September 30, 2022.
(3) As of September 30, 2022, the unvested restricted stock units were scheduled to vest in three equal installments on each of September 1, 2023, September 1, 2024, and September 1, 2025, subject to continued employment.
(4) As of September 30, 2022, the unvested restricted stock units were scheduled to vest in three equal installments on each of September 15, 2023, September 15, 2024, and September 15, 2025, subject to continued employment.
(5) As of September 30, 2022, the unvested stock options were scheduled to vest in two equal installments on each of April 2, 2023 and April 2, 2024, subject to continued employment.
(6) As of September 30, 2022, the unvested phantom units were scheduled to vest in two equal installments on each of April 27, 2023 and April 27, 2024, subject to continued employment.
(7) In connection with Mr. Perez Dubuc’s termination of employment, 398,014 options vested as a result of pro-rated vesting and 276,621 options were forfeited under the terms and conditions of the Executive Severance Plan.
(8) In connection with Mr. Fehr’s termination of employment, on October 15, 2022, 194,823 options vested as a result of pro-rated vesting and 108,960 options were forfeited under the terms and conditions of the Executive Severance Plan.
(9) In connection with Mr. Fehr’s termination of employment, on October 15, 2022, 47,331 phantom units vested as a result of pro-rated vesting and 44,395 phantom units were forfeited under the terms and conditions of the Executive Severance Plan.

Executive Employment Agreements
Our named executive officers are currently not party to any employment agreements, but are instead party to offer letters. Each of our named executive officer’s employment is at-will and either party may terminate the employment arrangement at any time for any reason.
Julian Nebreda
Mr. Nebreda is party to an offer letter with the Company, dated as of August 5, 2022 (the "Nebreda Offer Letter"), providing for his position as President and Chief Executive Officer of the Company. The Nebreda Offer Letter provides that Mr. Nebreda is entitled to an annual base salary of $600,000 per year and a target annual cash bonus opportunity of 100% of his annual base salary. The Nebreda Offer Letter also provided Mr. Nebreda with a one-time sign-on cash award of $50,000, payable in December 2022, subject to his continued employment through payment. The Nebreda Offer Letter provides that Mr. Nebreda is eligible to participate in the Company’s broad-based health and welfare benefit plans and the Company’s broad-based retirement plan.
Mr. Nebreda is also subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.
Manavendra Sial
Mr. Sial is party to an offer letter with the Company, dated as of August 26, 2022 (the "Sial Offer Letter"), providing for his position as Senior Vice President and Chief Financial Officer of the Company. The Sial Offer Letter provides that Mr. Sial is entitled to an annual base salary of $500,000 per year and a target annual cash bonus opportunity of 75% of his annual base salary. The Sial Offer Letter also provided Mr. Sial with a one-time sign-on cash bonus of $500,000, to be paid December 31, 2022, provided that Mr. Sial remains employed by the Company on such payment date. If Mr. Sial voluntarily leaves the Company as an employee prior to September 15, 2025 or is terminated from the Company due to Cause (as defined in the Executive Severance Plan), Mr. Sial will be required to pay this sign-on cash bonus back to the Company, with the payback value reduced pro-rata on a daily basis spread over such three year period beginning September 15, 2022 through September 15, 2025. The Sial Offer Letter provides that Mr. Sial is eligible to participate in the Company’s broad-based health and welfare benefit plans and the Company’s broad-based retirement plan.
Mr. Sial is also subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.
Rebecca Boll
Ms. Boll is a party to an offer letter with the Company, dated as of May 12, 2020 (the “Boll Offer Letter”), providing for her position as Chief Product Officer of the Company. Ms. Boll’s employment with the Company is at-will and either party may terminate Ms. Boll’s employment at any time for any reason.
Ms. Boll is also subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.
Manuel Perez Dubuc
Mr. Perez Dubuc was not party to any offer letter or employment agreement but is subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.
Dennis Fehr
Mr. Fehr was a party to an offer letter with the Company, dated as of October 27, 2017 (the “Fehr Offer Letter”), providing for his position as Chief Financial Officer of the Company. Mr. Fehr’s employment with the Company was at-will and either party could have terminated Mr. Fehr’s employment at any time for any reason.
Mr. Fehr is also subject to certain restrictive covenants and confidentiality and inventions assignment obligations pursuant to a separate confidential information and invention assignment agreement, including a perpetual nondisclosure of confidential information and trade secrets and an invention assignment covenant.

Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation and Human Resources Committee.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of January 23, 2023, the Record Date, by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock or our Class B-1 or Class B-2 common stock;
•each of our current directors;
•each of our named executive officers for fiscal year 2022; and
•all directors and executive officers as a group.
The Company is the holding company and the sole managing member of Fluence Energy, LLC, its principal asset consist of LLC Interests. Each LLC Interest (other than LLC Interests held by us) is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the Fluence Energy LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. Following the Redemption in June 2022, AES Grid Stability and the Company are the only remaining members of Fluence Energy, LLC. Pursuant to the Fluence Energy LLC Agreement, AES Grid Stability and its affiliates, may, subject to certain exceptions, exercise such redemption right for as long as its LLC Interests remain outstanding. See “Certain Relationships and Related Party Transactions—Fluence Energy LLC Agreement.”
In connection with our initial public offering, we issued to AES Grid Stability and Siemens Industry (each, a "Founder"), for nominal consideration, one share of Class B-1 common stock for each common unit of Fluence Energy, LLC such Founder then owned, respectively. On June 30, 2022, Siemens Industry exercised its redemption right pursuant to the terms of the Fluence Energy LLC Agreement with respect to its entire holding of 58,586,695 LLC Interests, together with the corresponding cancellation of an equivalent number of shares of Class B-1 common stock of Fluence Energy, Inc. The Company elected to settle the Redemption through the issuance of 58,586,695 shares of the Company’s Class A common stock. The Redemption settled on July 7, 2022. Siemens Industry effected an internal transfer of its interest in the Redemption Shares to Siemens AG at the time of Redemption. On September 29, 2022, Siemens AG effected an internal transfer of its interest in 18,848,631 Redemption Shares to SPT. As of January 23, 2023, Siemens AG is the record owner of 39,738,064 shares of Class A common stock and SPT is the record owner of 18,848,631 shares of Class A common stock. Siemens AG is an affiliate of SPT and may be deemed to share beneficial ownership of the shares held of record by SPT. As a result, the number of shares of Class B-1 common stock listed in the table below correlates solely to the number of LLC Interests owned by AES Grid Stability.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each common unit, held by such person that are currently exercisable or will become exercisable within 60 days of January 23, 2023, if any, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 116,147,078 shares of our Class A common stock and 58,586,695 shares of our Class B-1 common stock outstanding as of January 23, 2023. No shares of Class B-2 common stock were outstanding as of the Record Date. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203.

	Class A(1)			Class B-1
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned		Number of Shares Beneficially Owned	Percentage Beneficially Owned	Percentage of Combined Voting Power(2)
Holders of More than 5%:
AES Grid Stability, LLC	—	—		58,586,695	100%	71.6%
Siemens AG (3)	58,586,695	50.4%		—	—	14.3%
Qatar Holding LLC	18,493,275	15.9%		—	—	4.5%
Named Executive Officers and Directors:
Cynthia Arnold(4)	20,935		*	—	—		*
Rebecca Boll	30,395		*	—	—		*
Herman Bulls(5)	44,935		*	—	—		*
Manuel Perez Dubuc (6)	30,000		*	—	—		*
Emma Falck	—	—		—	—	—
Ricardo Falu	—	—		—	—	—
Dennis Fehr (7)	30,590		*	—	—		*
Elizabeth Fessenden(8)	10,935		*	—	—		*
Harald von Heynitz(9)	11,935		*	—	—		*
Barbara Humpton	4,000		*	—	—		*
Axel Meier	—	—		—	—	—
Tish Mendoza	—	—		—	—	—
Julian Nebreda	20,000		*	—	—		*
John Christopher Shelton	5,000		*	—	—		*
Manavendra Sial	—	—		—	—	—
Simon James Smith	—	—		—	—	—
All executive officers and directors as a group (16 persons)(10)	149,335		*	—	—		*

*	Represents less than 1%.

(1)	Each common unit is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the Fluence Energy LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. AES Grid Stability may, subject to certain exceptions, exercise such redemption right for as long as its LLC Interests remain outstanding. When AES Grid Stability redeems a common unit, a corresponding share of Class B-1 or Class B-2 common stock, as applicable, held by AES Grid Stability will be cancelled.
(2)	Represents the percentage of voting power of our Class A common stock and Class B-1 common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share, and each share of Class B-1 common stock entitles the registered holder thereof to five votes per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B-1 common stock will vote as a single class on all matters except as required by law or our Certificate of Incorporation.
(3)	Includes 39,738,064 shares of Class A common stock held of record by Siemens AG and 18,848,631 shares of Class A common stock held of record by SPT. Siemens AG is an affiliate of SPT and may be deemed to share beneficial ownership of the shares held of record by SPT. The business address of SPT is Wittelsbacher Platz 2, 80333 Munich, Germany. The business address of Siemens AG is Werner von Siemens Str. 1 80333 Munich, Germany.
(4)	Consists of 13,571 shares of Class A common stock and 7,364 shares of Class A common stock underlying restricted stock units ("RSUs") that vest within 60 days of the Record Date.
(5)	Consists of 37,571 shares of Class A common stock and 7,364 shares of Class A common stock underlying RSUs that vest within 60 days of the Record Date.
(6)	Based on information known to the Company as of the date of this Proxy Statement, including Mr. Perez Dubuc’s Form 4, dated February 22, 2022, filed prior to his departure from the Company effective August 31, 2022.
(7)	Based on information known to the Company as of the date of this Proxy Statement, including Mr. Fehr’s Form 4, dated September 15, 2022, filed prior to his departure from the Company effective October 15, 2022.
(8)	Consists of 3,571 shares of Class A common stock and 7,364 shares of Class A common stock underlying RSUs that vest within 60 days of the Record Date.
(9)	Consists of 4,571 shares of Class A common stock and 7,364 shares of Class A common stock underlying RSUs that vest within 60 days of the Record Date.
(10)	This group of directors and executive officers includes only those currently serving as directors and executive officers as of the date of this Proxy Statement and does not include Messrs. Perez Dubuc or Fehr.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the fiscal year ended September 30, 2022 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended September 30, 2022, except for one late Form 3 report reporting the beneficial ownership of Amrita Chatterjee, our Chief Accounting Officer at the time of the IPO, filed on June 16, 2022, and one late Form 4 report reporting an open-market acquisition by Herman Bulls filed on February 24, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our Audit Committee review and approve or ratify “related person transactions” (as defined in the policy) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 in any fiscal year and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section that occurred or were entered into prior to the time of, or in connection with, our IPO and the Transactions occurred prior to the adoption of this policy.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Class A common stock or our Class B-1 common stock. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements.
Related Party Agreements in Effect Prior to the IPO and the Transactions
Prior to the completion of our IPO and the other Transactions completed, we were owned by AES Grid Stability and Siemens Industry and, beginning in June 2021, QIA Florence Holdings LLC ("QFH"), an affiliate of Qatar Investment Authority, the sovereign wealth fund of Qatar (as a result of the completion of the transaction contemplated by our subscription agreement with QFH, dated as of December 27, 2020, for the issuance of 1,250,000 Class B units for a total value of $125 million). During that time, Fluence Energy, LLC entered into various agreements that governed its relationship with those stockholders, including:
•the Fluence Energy, LLC Second Amended and Restated LLC Agreement, which was superseded by the Third Amended and Restated Limited Liability Company Agreement upon completion of the IPO and the other Transactions,
•a master sales cooperation agreement with Siemens Industry and a commercial cooperation agreement with AES,
•an equipment and service purchase agreement defining general terms for the procurement of goods and services from Siemens Industry,
•storage core frame purchase agreements defining general terms for the sale of battery storage products to AES and Siemens Industry,
•licensing agreements for trademarks, patents, and other intellectual property from AES and Siemens,
•various agreements for support in connection with the launch of our business in 2018, such as assistance with finance and treasury administration, information technology, certain human resources functions, quality, supply chain, salesforce, and purchasing functions, and
•seconding a limited number of employees to service for Fluence.
We previously entered into sales agency agreements with Siemens, in certain locations, to utilize its sales force. In addition, in the ordinary course of business prior to the IPO and the Transactions, both AES and Siemens purchased our products and services for energy storage projects in multiple countries, and Siemens was a supplier to us of goods and services that we use when delivering and maintaining energy storage projects for customers. Occasionally, in the ordinary course of business Siemens and Fluence acted as a consortium to deliver energy storage projects for customers.
Prior to the completion of the IPO and the other Transactions, AES and Siemens provided support services to us in the ordinary course of business, pursuant to various support agreements, such as engineering support, software development, HR, and payroll services, and seconding a limited number of employees to service for Fluence.
Intellectual Property Agreements
On April 6, 2021, we entered into a patent assignment agreement with Siemens pursuant to which Siemens assigned, sold and transferred to us the entire right, title and interest in the United States and all foreign countries, in and to any and all inventions and improvements disclosed in certain identified patent applications, pending patent applications and granted letter patents.
On June 9, 2021, we entered into amended and restated intellectual property license agreements with each of Siemens and AES pursuant to which Siemens entities and AES entities granted worldwide, non-exclusive, non-transferable, perpetual, royalty-free license to conduct certain non-exclusive activities for certain permitted business purposes and to engage in permitted sublicensing thereunder, subject to various exceptions. Similarly, we granted Siemens perpetual, non-exclusive, worldwide rights to do any acts within the current and future fields of the respective businesses of Siemens or Siemens Industry and AES or AES Grid Stability, which are not activities which are exclusive to us and which would otherwise infringe any of the contributed Siemens or AES intellectual property, respectively, under fair, reasonable and non-discriminatory royalty terms, to be negotiated by the parties thereto before the licenses are exercised.

The license agreements contains customary indemnification and limitation of liability provisions. No party will be permitted to assign their rights or obligations without the consent of the other party thereto.
On September 9, 2021, we entered into an intellectual property assignment agreement with AES (the “Patent Transfer Agreement”), whereby AES assigned certain intellectual property to Fluence that we had previously utilized pursuant to a license from AES. In connection with the Patent Transfer Agreement, we entered into a License Agreement with AES (the “License-Back Agreement”), whereby we granted AES perpetual, non-exclusive, worldwide rights to do any acts within the current and future fields of business of AES, which are not activities which are exclusive to us and which would otherwise infringe any of the intellectual property just transferred to us, under fair, reasonable and non-discriminatory royalty terms, to be negotiated by the parties thereto. The Patent Transfer Agreement contains customary limitation of liability provisions.
Promissory Notes
On August 11, 2021, Fluence Energy, LLC entered into a promissory note with each of Siemens Industry and AES Grid Stability, under which Fluence Energy, LLC received a bridge financing of an aggregate of $50.0 million. In connection with the bridge financing, Fluence Energy, LLC issued a $25.0 million promissory note to each of Siemens Industry and AES Grid Stability (together, the “Promissory Notes”). The Promissory Notes bore interest at a rate of 2.86%. The Promissory Notes were repaid on November 1, 2021 using proceeds from the IPO.
For additional information regarding amounts involved in foregoing transactions for fiscal year 2022, please see Note 15- Related-Party Transactions to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed December 14, 2022.
Credit Support and Reimbursement Agreement
On June 9, 2021, we entered into the Amended and Restated Credit Support and Reimbursement Agreement with AES and Siemens Industry (the "Credit Support and Reimbursement Agreement") whereby they may, from time to time, agree to furnish credit support to us in the form of direct issuances of credit support to our lenders or other beneficiaries or through their lenders’ provision of letters of credit to backstop our own facilities or obligations. Pursuant to the Credit Support and Reimbursement Agreement, if AES or Siemens Industry agrees to provide a particular credit support (which they are permitted to grant or deny in their sole discretion), they are entitled to receipt of a credit support fee and reimbursement for all amounts paid to our lenders or other counterparties, payable upon demand. The Credit Support and Reimbursement Agreement initially expires on June 9, 2025, and will automatically and indefinitely continue after such date, provided that thereafter either AES or Siemens Industry will be permitted to terminate the agreement upon six months prior notice. Any credit support under the Credit Support and Reimbursement Agreement will remain in effect after any such termination until such credit support has been replaced by the Company.
Related Party Agreements in Connection with and After the IPO and the Transactions
In connection with our IPO, we amended certain of our existing affiliate agreements and enter into a number of new agreements with those stockholders and their affiliates in order to provide a framework for our relationship with those stockholders, including a Tax Receivable Agreement, the Fluence Energy LLC Agreement, the Stockholders Agreement, the Registration Rights Agreement, certain intellectual property and trademark license agreements (including amendments of certain existing agreements), an amended and restated equipment and services purchase agreement with Siemens Industry, amended and restated storage core frame purchase agreements, an amended and restated cooperation agreement with AES, an amended and restated master sales cooperation agreement with Siemens Industry, certain employment agreements, and indemnification agreements with each of our directors and executive officer.
We do not currently expect to enter into additional agreements with our stockholders outside the ordinary course of business, or with any of our directors, officers or other affiliates, other than those specified below. However, in the ordinary course of our business, both AES and Siemens continue, and we expect that both AES and Siemens will continue, to purchase our products and services for energy storage projects in multiple countries. In the ordinary course of our business, Siemens continues, and we expect Siemens will continue, to be a supplier to us of goods and services that we use when delivering and maintaining energy storage projects for customers. Occasionally, in the ordinary course of business, Siemens and Fluence will continue to act as a consortium to deliver energy storage projects for customers.
Although we do not currently have plans to procure new support services from our stockholders or their affiliates, it is possible that we might do so in the future. Any transactions with stockholders, directors, officers, or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and SEC rules and regulations.
The Initial Public Offering
On November 1, 2021, the Company completed the IPO in which it issued and sold 35,650,000 shares of its Class A common stock at the public offering price of $28.00 per share. The net proceeds to the Company from the IPO were

$935.8 million, after deducting underwriting discounts and commissions and offering expenses payable by the Company. The net proceeds from the IPO were used to purchase 35,650,000 newly issued LLC Interests directly from Fluence Energy, LLC at a price per unit equal to the IPO price per share of Class A common stock less the underwriting discount and estimated offering expenses payable by us.
Tax Receivable Agreement
In connection with the Transactions and IPO, Fluence Energy, Inc. entered a Tax Receivable Agreement with Fluence Energy, LLC and the Founders, which obligates Fluence Energy, Inc. to make payment to the Founders of 85% of the amount of tax benefits that Fluence Energy, Inc. actually realizes (or in some circumstances is deemed to realize) as a result of (1) increases in our proportionate share of the tax basis of the assets of Fluence Energy, LLC and its subsidiaries resulting from future redemptions or exchanges (or deemed exchanges in certain circumstances) of LLC Interests by the Founders for Class A common stock or cash from the sale of newly issued shares of Class A common stock and certain distributions by Fluence Energy, LLC; and (2) certain additional tax benefits arising from payments made under the Tax Receivable Agreement.
Fluence Energy, LLC has in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Interests for Class A common stock or cash occurs or when Fluence Energy, LLC makes (or is deemed to make) certain distributions. These Tax Receivable Agreement payments are not conditioned upon one or more of the Founders maintaining a continued ownership interest in Fluence Energy, LLC. If a Founder transfers LLC Interests but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Founder generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent redemption or exchange of such LLC Interests. In general, the Founders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated or transferred to any person, other than certain permitted transferees, without our prior written consent (not to be unreasonably withheld) and such person’s becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Founder’s interest therein.
Fluence Energy LLC Agreement
On October 27, 2021, in connection with the consummation of the Transactions, we and the Founders entered into the Fluence Energy LLC Agreement, under which we are a member and the sole manager of Fluence Energy, LLC. As the sole manager, we control all the day-to-day business affairs and decision-making of Fluence Energy, LLC without the approval of any other member. We, through our officers and directors, are responsible for all operational and administrative decisions of Fluence Energy, LLC and daily management of Fluence Energy, LLC’s business. Pursuant to the terms of the Fluence Energy LLC Agreement, we cannot be removed or replaced as the sole manager of Fluence Energy, LLC except by our resignation, which may be given at any time by written notice to the members.
Compensation, Fees and Expenses. We are not entitled to compensation for our services as the manager of Fluence Energy, LLC. We are entitled to reimbursement by Fluence Energy, LLC for reasonable fees and expenses incurred on behalf of Fluence Energy, LLC, including all expenses associated with the Transactions, any subsequent offering of our Class A common stock, being a public company and maintaining our corporate existence.
Distributions. The Fluence Energy LLC Agreement requires “tax distributions” to be made by Fluence Energy, LLC to its members, except to the extent Fluence Energy, LLC does not have available cash for such distributions or such distributions are otherwise prohibited by law or any of our future debt agreements. Tax distributions are to be made on a quarterly basis, to each member of Fluence Energy, LLC, including us, based on such member’s allocable share of the taxable income of Fluence Energy, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, Fluence Energy, Inc.’s allocable share of Fluence Energy, LLC’s taxable income shall be determined without regard to any Basis Adjustments (as defined in the Tax Receivable Agreement). The Fluence Energy LLC Agreement also allows for cash distributions to be made by Fluence Energy, LLC (subject to our sole discretion as the sole manager of Fluence Energy, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect Fluence Energy, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liabilities and obligations under the Tax Receivable Agreement, except to the extent Fluence Energy, LLC is insolvent or are otherwise prohibited by law or any of our future debt agreements.
Transfer Restrictions. The Fluence Energy LLC Agreement generally does not permit transfers of LLC Interests by members, except for transfers whereby AES Grid Stability or Siemens Industry transfers all (but not less than all) of its respective LLC Interests to any party (other than certain restricted parties), transfers pursuant to the redemption right described below, transfers to affiliates and transfers approved in writing by us, as manager, and other limited exceptions. In the event of a permitted transfer under the Fluence Energy LLC Agreement, such member will be required to simultaneously transfer shares of Class B-1 common stock or Class B-2 common stock, as the case may be, to such transferee equal to the number of LLC Interests that were transferred to such transferee in such permitted transfer.
The Fluence Energy LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock, each of which we refer to as a “Pubco Offer,” is approved by our Board of Directors or otherwise effected or to be effected with the consent or approval of our Board of Directors, each holder of LLC Interests shall be permitted, but not required, to participate in such Pubco Offer by delivering a redemption notice, which shall be effective immediately prior to, and contingent upon, the consummation of such Pubco Offer. If a Pubco Offer is proposed by Fluence Energy, Inc., then Fluence Energy, Inc. is required to use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of such LLC Interests to participate in such Pubco Offer, if they so elect, to the same extent as or on an economically equivalent basis with the holders of shares of Class A common stock, provided that in no event shall any holder of LLC Interests be entitled to receive aggregate consideration for each common unit that is greater than the consideration payable in respect of each share of Class A common stock pursuant to the Pubco Offer.
Except for certain exceptions, any transferee of LLC Interests must assume, by operation of law or executing a joinder to the Fluence Energy LLC Agreement, all of the obligations of a transferring member with respect to the transferred units, and such transferee shall be bound by any limitations and obligations under the Fluence Energy LLC Agreement even if the transferee is not admitted as a member of Fluence Energy, LLC. A member shall remain as a member with all rights and obligations until the transferee is accepted as substitute member in accordance with the Fluence Energy LLC Agreement.
Recapitalization. The Fluence Energy LLC Agreement (i) recapitalized the units currently held by the existing members of Fluence Energy, LLC into a new single class of LLC Interests and (2) reflected a split of LLC Interests such that one common unit could be acquired with the net proceeds received in the initial offering from the sale of one share of our Class A common stock, after the deduction of the underwriting discount and estimated offering expenses payable by us.
Maintenance of One-to-one Ratio between Shares of Class A Common Stock and LLC Interests Owned by the Company, and One-to-one Ratio between Shares of Class B-1 and Class B-2 common stock and LLC Interests Owned by the Founders. Except as otherwise determined by us, the Fluence Energy LLC Agreement requires Fluence Energy, LLC to take all actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions or recapitalizations, such that (1) we at all times maintain a ratio of one common unit owned by us, directly or indirectly, for each share of Class A common stock issued and outstanding, and (2) Fluence Energy, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the aggregate number of shares of Class B-1 and Class B-2 common stock issued and outstanding and the number of LLC Interests owned by the Founders and their permitted transferees, collectively.
Issuance of LLC Interests upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us (as opposed to options issued by Fluence Energy, LLC), or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will have the right to acquire from Fluence Energy, LLC a number of LLC Interests equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of Fluence Energy, LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in Fluence Energy, LLC equal to the aggregate value of such shares of Class A common stock and Fluence Energy, LLC will issue to us a number of LLC Interests equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of Fluence Energy, LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to Fluence Energy, LLC (or the applicable subsidiary of Fluence Energy, LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of Fluence Energy, LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to Fluence Energy, LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, Fluence Energy, LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in Fluence Energy, LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.
Dissolution. The Fluence Energy LLC Agreement provides that the consent of Fluence Energy, Inc. as the managing member of Fluence Energy, LLC and members holding a majority of the voting units is required to voluntarily dissolve

Fluence Energy, LLC. In addition to a voluntary dissolution, Fluence Energy, LLC will be dissolved upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (1) first, to pay the expenses of winding up Fluence Energy, LLC; (2) second, to pay debts and liabilities owed to creditors of Fluence Energy, LLC, other than members; and (3) third, to the members pro-rata in accordance with their respective percentage ownership interests in Fluence Energy, LLC (as determined based on the number of LLC Interests held by a member relative to the aggregate number of all outstanding LLC Interests).
Common Unit Redemption Right. The Fluence Energy LLC Agreement provides a redemption right to the Founders which will entitle them to have their LLC Interests redeemed for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment from the sale of newly issued shares of Class A common stock equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the Fluence Energy LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. Such Founders may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) such Founders will be required to surrender a number of shares of our Class B-1 common stock or Class B-2 common stock, as the case may be, registered in the name of such redeeming or exchanging Founder, which will automatically be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) except in the case of a direct exchange as described above, the redeeming Founders will surrender LLC Interests to Fluence Energy, LLC for cancellation. In the event of cash settlement, Fluence Energy, Inc. would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fully fund the cash settlement, which, in effect, limits the amount of the cash payment to the redeeming member.
Each Founder’s redemption rights are subject to certain customary limitations, including the absence of any liens or encumbrances on such LLC Interests redeemed. Additionally, in the case we elect a cash settlement, such Founder may rescind its redemption request within a specified period of time.
The Fluence Energy LLC Agreement requires that in the case of a redemption by a Founder, we contribute cash or shares of our Class A common stock, as applicable, to Fluence Energy, LLC in exchange for an amount of newly-issued LLC Interests that will be issued to us equal to the number of LLC Interests redeemed from the Founder. Fluence Energy, LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such Founder to complete the redemption. Alternatively, we may, at our option, effect a direct exchange by Fluence Energy, Inc. of cash or our Class A common stock, as applicable, for such LLC Interests in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of our outstanding shares of Class A common stock (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
On June 30, 2022, Siemens Industry exercised its redemption right pursuant to the terms of Fluence Energy LLC Agreement, with respect to its entire holding of 58,586,695 LLC Interests, together with the corresponding cancellation of an equivalent number of shares of Class B-1 common stock of Fluence Energy, Inc. The Company elected to settle the Redemption through the issuance of 58,586,695 shares of the Company’s Class A common stock. Siemens Industry effected an internal transfer of its interest in the Redemption Shares to Siemens AG at the time of Redemption. On July 7, 2022, Siemens AG executed a joinder agreement having acquired the Redemption Shares as a Permitted Transferee (as defined in the Stockholders Agreement) of Siemens Industry, whereby Siemens AG succeeded to all of the rights and obligations of a “Stockholder” and an “Siemens Related Party” (both as defined under the Stockholders Agreement) and fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto. On September 29, 2022, Siemens AG effected an internal transfer of 18,848,631 shares of Class A common stock held by it to SPT, an affiliate of Siemens AG and a Permitted Transferee under the terms of the Stockholders Agreement. SPT executed a joinder agreement and succeeded to the rights of a “Stockholder” and a “Siemens Related Party” (both as defined under the Stockholders Agreement) and became bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto. Following such internal transfer, Siemens AG continues to hold the remaining 39,738,064 shares of Class A common stock. Siemens AG is an affiliate of SPT and may be deemed to share beneficial ownership of the shares held of record by SPT.
Change of Control Redemption. In the event of certain types of change of control described in the Fluence Energy, LLC Agreement, we will have the right, in its sole discretion, to require each member to effect a redemption of all or a portion of such member's and all other member’s LLC Interests (including common units or any other type, class or series of interests in Fluence Energy, LLC) together with an equal number of shares of Class B common stock; provided, however, that neither AES Grid Stability nor Siemens Industry will be required to effect such a redemption if such member holds at least 15% of the aggregate LLC Interests issued and outstanding. In connection with such redemption, such LLC Interests and such shares of Class B common stock will be exchanged for shares of Class A common stock (or an economically equivalent amount of cash and securities of a successor entity that would be received by holders of shares of Class A common stock).
Amendments. In addition to certain other requirements, our consent, as manager, and the consent of members holding a majority of the LLC Interests then outstanding and entitled to vote (excluding LLC Interests held directly or indirectly by us) are generally be required to amend or modify the Fluence Energy LLC Agreement.
Stockholders Agreement
Pursuant to the Stockholders Agreement, (a) each of the AES Related Parties and the Siemens Related Parties initially have the right to nominate three (3) of our directors, which shall be reduced to two (2) directors for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 20% but 10% or more of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one (1) director for as long as they shall directly or indirectly, beneficially own, in the aggregate, less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), no directors if they shall directly or indirectly, beneficially own, in the aggregate, less than 5% of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and (b) the QIA Related Parties will have the right to nominate one of our directors if they shall directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Each of the Continuing Equity Owners have also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock, Class B-1 common stock and Class B-2 common stock, as applicable, at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the directors nominated by the other Continuing Equity Owners. Additionally, pursuant to the Stockholders Agreement, we agreed to take all commercially reasonable actions to cause (1) the Board of Directors to be comprised of at least nine directors or such other number of directors as our Board of Directors may determine; (2) the individuals nominated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board of Directors at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals nominated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board of Directors. The Stockholders Agreement allows for the Board of Directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board of Directors’ fiduciary duties to our stockholders or does not otherwise comply with any requirements of our Certificate of Incorporation or our Bylaws or the charter for, or related guidelines of, the Board of Directors’ Nominating and Corporate Governance Committee. The directors appointed by AES Grid Stability and Siemens Industry, each, shall review and have the right to approve the Company’s annual business plan and annual capital expenditure and operating budget prior to the implementation of such annual business plan and annual capital expenditure and operating budget by the Company. In the event that the Board of Directors fails to approve a budget for any fiscal year prior to the first day of such fiscal year, (i) any items of the proposed budget that have been approved will become operative, and (ii) the approved budget for the immediately preceding fiscal year will continue in effect after giving effect to any dispositions or other material changes to the business, subject to a 15% year-over-year increase with respect to overhead and fixed costs.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):

•any buyback, purchase, repurchase, redemption or other acquisition by the Company or Fluence Energy, LLC of any of the securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than repurchases made pursuant to any duly adopted incentive plan, or in connection with any redemption or exchange of common units as set forth in the Fluence Energy LLC Agreement; or
•the creation of a new class or series of capital stock or equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, provided that this provision will not prohibit Fluence Energy LLC from causing any of its direct or indirect wholly-owned subsidiaries from revising the capitalization of such direct or indirect wholly-owned subsidiaries in the ordinary course of business and that such new class or series of equity securities is held by Fluence Energy LLC or its wholly-owned subsidiaries; or
•any issuance of additional shares of Class A common stock, Class B-1 common stock, Class B-2 common stock, preferred stock or other equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than (1) any issuance of additional shares of Class A common stock or other equity securities of the Company or its subsidiaries (i) under any duly adopted stock option or other equity compensation plan of the Company or any of its subsidiaries or (ii) in connection with any redemption of common units as set forth in the Fluence Energy LLC Agreement; or (2) any issuance of equity securities by the direct or indirect wholly-owned subsidiaries of Fluence Energy, LLC to Fluence Energy, LLC or to other wholly-owned subsidiaries of Fluence Energy, LLC.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•the appointment of the Company Representative under (and as defined in) the Fluence Energy LLC Agreement, the making of any tax election outside the ordinary course of business, or any change or revocation of any material tax election, or any election to classify Fluence Energy, LLC or any Subsidiary (as defined in the Stockholders Agreement) thereof as a corporation for federal income tax purposes; or
•the (i) resignation, replacement or removal of the Company as the sole manager of Fluence Energy, LLC or (ii) appointment of any additional Person (as defined in the Stockholders Agreement) as a manager of Fluence Energy, LLC.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (iii) QIA Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•any increase or decrease of the size of the Board;
•the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Company, Fluence Energy, LLC or any of their respective subsidiaries; or
•any amendment or modification of the Stockholders Agreement or the organizational documents of the Company, Fluence Energy, LLC or any of its subsidiaries that would adversely modify the rights, preferences or privileges of any of AES Grid Stability, Siemens Industry or QIA in a materially disproportionate manner to the non-affected stockholders among AES Grid Stability, Siemens Industry or QIA.
In addition, the Stockholders Agreement provides QIA with certain “tag along” rights to participate in certain sales of shares and LLC Interests by AES Grid Stability and Siemens Industry. The Stockholders Agreement provides that (x) if either AES Grid Stability or Siemens Industry individually sells 100% of their shares of Class A common stock, Class B-2 common stock and/or LLC Interests to an unrelated third party (the “Sale Shares”) and (y) the Sale Shares represent 20% or more of all the issued and outstanding shares of Class A common stock (assuming conversion of all outstanding underlying LLC Interests into shares of Class A common stock), then AES Grid Stability or Siemens Industry may sell the Sale Shares and if such party seeks to assign such party’s rights under the Stockholders Agreement to the buyer, QIA shall have the right to participate in the sale of such Sale Shares and sell 100% of QIA’s shares of Class A common stock in connection therewith. In the event (x) AES Grid Stability and Siemens Industry collectively sell Sale Shares and (y) such Sale Shares represent 30% or more of all the issued and outstanding shares of Class A common stock (assuming conversion of all outstanding underlying LLC Interests into shares of Class A common stock), then if (1) (i) AES Grid Stability and Siemens Industry sell 100% of their collective Sale Shares, then (ii) QIA shall have the right to sell to such third party 100% of its shares of Class A common stock or (2) (i) if AES Grid Stability and Siemens Industry sell less than 100% of their Sale Shares, then (ii) QIA shall have the right to sell to such third party a pro rata share of its shares of its Class A common stock.
Notwithstanding the tag-along rights described above, in the event that AES Grid Stability and Siemens Industry collectively sell to a third party 100% of the Class A common stock, Class B-2 common stock and LLC Interests they each own (a “Drag-Along Transaction”) and (A) as a result of such Drag-Along Transaction, such third party acquires at least 60% (in the aggregate) of the issued and outstanding shares of Class A common stock (assuming consummation of the underlying LLC Interests into shares of Class A common stock ) and (B) the purchase price set forth in the bona fide offer from the third party purchaser is at least a 30% increase on 30-day average trading price for the shares of Class A common stock and LLC (a “Drag Offer”), then AES Grid Stability and Siemens Industry may, at their option, require QIA to sell 100% of their shares of Class A common stock to the third party by giving written notice to QIA not less than 30 days prior to the date stated in the Drag Offer for consummation of the sale contemplated by the Drag Offer.
The Stockholders Agreement will terminate upon the earliest to occur of (i) the Continuing Equity Owners ceasing to beneficially own, directly or indirectly, any shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), (ii) the Continuing Equity Owners ceasing to have any director designation rights under the Stockholders Agreement and (iii) as unanimously agreed between us and the Continuing Equity Owners. In addition, the Stockholders Agreement will terminate (i) as to each of AES Grid Stability and Siemens Industry upon the AES Grid Stability or Siemens Industry related parties, respectively, ceasing to beneficially own, directly or indirectly, any Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (ii) solely as to QIA, at its sole discretion, upon (A) (x) the Board no longer having a QIA director and (y) QIA owning, directly or indirectly, less than 5% of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) or (B) following a transfer by either AES Grid Stability or Siemens Industry of common stock or LLC Interests and the right to designate a director to an unaffiliated third party, in the event QIA determines that it would not be able to vote for a director candidate nominated by such third party transferee.
The Stockholders Agreement may not be assigned without the express prior written consent of the other parties thereto; provided, however, that each of AES Grid Stability, Siemens Industry and QIA is permitted to assign to their respective permitted transferees under the Stockholders Agreement (so long as any such permitted transferee becomes a party to the Stockholders Agreement); and provided further, that each of AES Grid Stability, Siemens Industry and QIA is permitted, without the consent of any party, to assign its rights and obligations under the Stockholders Agreement to a transferee of all (but not less than all) of its respective Class A common stock, Class B-1 common stock, Class B-2 common stock and/or LLC Units (as applicable) in a transfer not prohibited by the Fluence Energy LLC Agreement, so long as such transferee agrees to become party to, and be bound by all of the provisions of the Stockholders Agreement.
Registration Rights Agreement
On November 1, 2021, we entered into a Registration Rights Agreement with the Continuing Equity Owners in connection with the IPO. The Registration Rights Agreement provides certain of the Continuing Equity Owners with “demand” registration rights whereby they can require us to register under the Securities Act the offer and sale of shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), upon redemption or exchange of their LLC Interests. The Registration Rights Agreement also provides for customary “piggyback” registration rights for all parties to the agreement.

Trademark License Agreements
On October 27, 2021, we amended and restated our existing Company Name Affix and Trademark License Agreements with each of AES and Siemens. Pursuant to these amended and restated agreements, we are granted the right to use the AES and Siemens marks in the Fluence “name affix”. Pursuant to the Siemens agreement, we are licensed the mark “Siestorage” and pursuant to the AES agreement, we are licensed the use of “AES Energy Storage”. Prior to January 1, 2024, these amended and restated agreements can only be terminated for default, or if ownership is significantly diluted and thereafter, these agreements are terminable upon 90 days written notice.
Equipment and Services Purchase Agreement
On October 27, 2021, in connection with the consummation of the IPO, we entered into an Amended and Restated Equipment and Services Purchase Agreement with Siemens Industry pursuant to which Siemens Industry has agreed to supply electrical balance of plant equipment and related services to us under preferred purchasing conditions. The Amended and Restated Equipment and Services Purchase Agreement contains customary provisions regarding orders and payment, delivery, title and risk of loss, quality control, warranties, force majeure, intellectual property, indemnification, confidentiality and dispute resolution, among others.
Storage Core Frame Purchase Agreements
On October 27, 2021, in consummation of the IPO, we entered into an amended and restated storage core frame purchase agreement with each of AES Grid Stability and Siemens Industry, pursuant to which AES Grid Stability and Siemens Industry, purchase energy storage equipment and related services from us under preferred purchasing conditions, including most-favored-nation pricing, either for use in their own electrical transmission and distribution projects or for resale to their own end-customers. The storage core frame purchase agreements contain customary provisions regarding orders and payment, delivery, title and risk of loss, quality control, warranties, force majeure, intellectual property, indemnification, confidentiality and dispute resolution, among others. The term of these agreements commenced upon the consummation of the IPO and shall continue until the earlier of the (x) seven year anniversary thereof and (y) the date on which AES Grid Stability or Siemens Industry, as applicable, hold less than 10% of the then outstanding voting power. If AES Grid Stability and Siemens Industry hold at least 20% of the then-outstanding voting power, they shall cause their business units to purchase certain of our product offerings exclusively from us. If AES Grid Stability and Siemens Industry hold at least 10% of the then-outstanding voting power, neither it or its affiliates will directly or indirectly engage in any of the defined exclusive activities set forth in the agreement, subject to us maintaining certain sales volume requirements. Upon transfer of title with respect to any equipment purchased thereunder, we will grant such affiliate a non-exclusive, transferable, fully paid-up with no further royalty obligations, worldwide license in all intellectual property owed or licensed by us which are necessary for their use and enjoyment of such equipment. Neither party is permitted to assign their rights or obligations, other than to an affiliate, without the written consent of the other party thereto, which consent shall not be unreasonably withheld. If any dispute arises regarding payments, either party shall pay all undisputed amounts, and both parties shall attempt in good faith to resolve the dispute as promptly as practicable. If parties are unable to resolve a dispute within 30 days, then either party may submit the dispute to arbitration.
Amended and Restated Master Sales Cooperation Agreement
Siemens Industry and Fluence Energy, LLC previously entered into a master sales cooperation agreement on January 1, 2018 for the intent of cooperating to ensure meeting customer demands, timely delivery of high-quality battery energy storage solutions and related service and effective order planning and processing. On October 27, 2021, the parties agreed that the initial master sales cooperation agreement was terminated effective as of the date of the signing of the new master sales cooperation agreement and that this agreement replaces the initial agreement. In order to accelerate the adoption of energy storage in the market and to leverage Siemens’ extensive sales reach, Fluence is using Siemens sales organizations and customer relationships in some countries to bring Fluence’s battery energy storage solutions to Siemens customers as well as working together to assist Siemens in offering battery energy storage solutions as part of a larger solution. Both parties intend to cooperate and deliver value to each of the parties’ customers. Siemens intends to support Fluence in a potential usage of the Siemens sales organization worldwide. The support that Siemens can provide will be defined by a country specific agreement and/or project related agreements. The decision to pursue any specific project or transactions under any of the agreements shall be made independently and at the sole discretion of the parties. The cooperation activities are non-exclusive, neither party shall have grounds for any claim under any theory of law against the other party as it relates to this agreement, modifications shall only be valid if made in writing, and the agreement had an initial term ending on December 31, 2022 and automatically extends by consecutive one-year intervals unless terminated by a party upon three months prior written notice to the other party.
Amended and Restated Master Cooperation Agreement

AES and Fluence Energy, LLC previously entered into a cooperation agreement on January 1, 2018, which was amended and restated at the time of the IPO. The amended and restated master cooperation agreement provides for the parties to use commercially reasonable efforts to maximize opportunities to use battery energy storage solutions on a global basis across AES and its affiliates. Pursuant to the terms of the agreement, AES has agreed to promote Fluence Energy, LLC products across the AES portfolio of companies and we have agreed to support AES as a key vendor in its project and business development and bidding processes. The agreement provides for the cooperation of the parties on joint business planning, marketing and training efforts related to the development and sale of battery energy storage solutions. The agreement will continue in effect through October 27, 2025 and automatically extends by consecutive one-year intervals unless terminated by a party upon six months prior written notice to the other party.
Supply Chain Financing
We have provided certain of our suppliers with access to a supply chain financing program through a third-party financing institution (the “SCF Bank”). As of September 30, 2022, AES and Siemens issued guarantees of $50.0 million each, for a total of $100.0 million, to the SCF Bank on our behalf. This program allows us to seek extended payment terms with our suppliers, and allows our suppliers to monetize their receivables prior to the payment due date, subject to a discount. Once a supplier elects to participate in the program and reaches an agreement with the SCF Bank, the supplier elects which individual invoices to sell to the SCF Bank. We then pay the SCF Bank on the invoice due date. We have no economic interest in a supplier’s decision to sell a receivable to the SCF Bank. The agreements between our suppliers and the SCF Bank are solely at their discretion and are negotiated directly between them.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. Our Certificate of Incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.
Secondment Arrangement with Siemens AG
Effective January 1, 2023, Fluence commenced a secondment arrangement with Siemens AG, pursuant to which Siemens AG has seconded an employee to Fluence for an anticipated period of up to two years. During the term of the secondment, Fluence has the authority to supervise the employee in all respects and will reimburse Siemens AG for the employee’s salary, applicable bonuses, benefits and services attendant to the employee’s relocation, which aggregate amount for the term of the secondment, which has not been determined, is anticipated to exceed the dollar threshold requiring disclosure by the Company under Item 404(a) of Regulation S-K. No amounts have been paid by Siemens or reimbursed by Fluence as of the date of this Proxy Statement.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600 Arlington, Virginia 22203, in writing not later than September 29, 2023.
Stockholders intending to present a proposal at our 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than the close of business on November 21, 2023 and no later than the close of business on December 21, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after March 20, 2024, then our Secretary must receive such written notice not later than the close of business of the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. Any notice of director nomination submitted to Fluence other than through proxy access must include the additional information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2024 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2022 ANNUAL REPORT
Our 2022 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2022 Annual Report, including our Annual Report on Form 10-K for 2022, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 has also been filed with the SEC on December 14, 2022. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia, 22203.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our 2022 Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and in other filings made with the SEC. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated, or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes references to our website; however, the information contained on our website, or any other website, is not incorporated by reference into or otherwise made a part of this Proxy Statement.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Francis A. Fuselier
SVP, General Counsel and Secretary

FLUENCE
A Siemens and AES Company

FLUENCE ENERGY, INC.
4601 FAIRFAX DRIVE, SUITE 600
ARLINGTON, VA 22203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLNC2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 19, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95757-P83859

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUENCE ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) Cynthia Arnold
02) Herman Bulls
03) Emma Falck
04) Ricardo Falu
05) Elizabeth Fessenden
06) Harald von Heynitz
07) Barbara Humpton
08) Axel Meier
09) Tish Mendoza
10) Julian Nebreda
11) John Christopher Shelton
12) Simon James Smith

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D95758-P83859

Fluence Energy, Inc.
This proxy is solicited on behalf of the Board of Directors
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 20, 2023

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Fluence Energy, Inc., a Delaware corporation (the "Company"), will be held on Monday, March 20, 2023, at 10:00 a.m., Eastern Time. The undersigned stockholder(s) hereby appoints(s) Julian Nebreda and Manavendra Sial or either of them, as proxies, with power of substitution to each, to represent and to vote as designated on the reverse side of this proxy card, all the shares of common stock of Fluence Energy, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2023. For instructions on how to attend and vote these shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled "Questions and Answers About the Annual Meeting, Proxy Materials and Voting - How can I attend and vote at the Annual Meeting?"

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side